Exhibit 7.1

Execution Copy

MERGER AGREEMENT

by and among

ORIGO ACQUISITION CORPORATION,

as OAC

HIGHTIMES HOLDING CORP.,
as the Company

HTHC MERGER SUB, INC.,
as Merger Sub

and

JOSE ALDEANUEVA,
in the capacity as the OAC Representative

Dated as of July 24, 2017

i

ii

Exhibits:

A	Form of Voting Agreement
B	Form of Consulting Agreement
C	Form of Non-Competition Agreement
D	Form of Lock-Up Agreement

iii

MERGER AGREEMENT

This Merger Agreement (this “Agreement”) is made and entered into as of July 24, 2017, by and among (i) Origo Acquisition Corporation, a Cayman Islands company (including the Successor from and after the Conversion (as defined below), “OAC”), (ii) Hightimes Holding Corp., a Delaware corporation (the “Company”), (iii) HTHC Merger Sub, Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of OAC (“Merger Sub”), and (iv) Jose Aldeanueva, solely in the capacity as the OAC Representative pursuant to the designation in Section 10.13 (the “OAC Representative”). OAC, the Company, Merger Sub and the OAC Representative is hereinafter sometimes individually referred to as a “Party” and collectively, as the “Parties.”

WITNESSETH:

A.  The Company, directly and indirectly through its direct and indirect Subsidiaries, consisting of Trans-High Corporation, a New York corporation (“THC”), and the Subsidiaries of THC, does business as “HIGH TIMES,”® and is an established Cannabis media brand that for the past 42 years has published “HIGH TIMES,”® Magazine. The business of the Target Companies is focused on four fundamental activities, (a) the publication of a monthly magazine, (b) the production of trade shows, festivals and events which known as the “High Times Cannabis Cup”, (c) e-commerce, and (d) licensing and branding (collectively, the “Business”). As used in this Agreement, the term “Target Company” means the individual reference to any one of the Company and each of its direct and indirect Subsidiaries, including THC and any Subsidiary of THC, and the term “Target Companies” means the collective reference to the Company and its direct and indirect Subsidiaries, including THC and its Subsidiaries;

B.  OAC owns all of the issued and outstanding shares of equity securities of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

C.  The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which (with the exception of certain stock options) all of the issued and outstanding capital stock, convertible debt, options, warrants and other securities or rights to acquire or convert into capital stock of the Company immediately prior to the Effective Time (as defined herein), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate or other instrument previously representing any such securities shall thereafter represent the right to receive a pro rata portion of the Merger Consideration (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (as amended, the “DGCL”); and

D.  Certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease to exist and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

1.2 Effective Time. The Parties hereto shall cause the Merger to be consummated by filing a certificate of merger for the merger of Merger Sub with and into the Company, which shall be in form and substance reasonably acceptable to OAC (the “Certificate of Merger”), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL. The time of such filing, or such later time as specified in the Certificate of Merger is referred to herein as the “Effective Time”.

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and Merger Sub set forth in this Agreement to be performed after the Effective Time.

1.4 Surviving Corporation Organizational Documents. At the Effective Time, the Certificate of Incorporation and By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Organizational Documents of the Surviving Corporation, except that the name of the Surviving Corporation shall be “Hightimes Holding Corp.”.

1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and officers of the Surviving Corporation shall be the board of directors and officers of the Company immediately prior to the Effective Time (but after giving effect to Section 5.14).

1.6 Conversion and Organizational Documents of OAC. Immediately prior to the Effective Time, OAC shall reincorporate under the laws of the State of Nevada, whether by reincorporation, statutory conversion or otherwise (the “Conversion”), and the Organizational Documents of OAC or its successor-in-interest after the Conversion (the “Successor”) shall be in form and substance reasonably acceptable to OAC and the Company. In connection with the Conversion, all of the issued and outstanding OAC Securities shall remain outstanding and become substantially identical securities of the Successor.

1.7 Merger Consideration.

(a)  The Parties acknowledge and agree that the respective boards of directors of each of the Company and OAC have valued the Target Companies at the sum of Two Hundred and Fifty Million ($250,000,000) Dollars (the “Target Companies Valuation”).

(b)  As consideration for the Merger, subject to the terms and conditions of this Agreement, all holders of Company Securities shall be entitled to receive in the Merger, an aggregate of Twenty-Three Million Four Hundred Seventy-Four Thousand One Hundred Seventy-Eight (23,474,178) OAC Shares (the “Merger Consideration”), which is equal to the Target Companies Valuation divided by the agreed upon value of the OAC Shares to be issued as Merger Consideration of $10.65 per share. Each holder of capital stock of the Company shall receive for each share of capital stock of the Company its pro rata share of the Merger Consideration, treating any outstanding shares of Company Preferred Stock on an as-converted to Class A Common Stock basis (and after deducting from the Merger Consideration payable to such holders of capital stock, the Purchase Note Conversion Shares issuable to the holders of outstanding Company Purchase Notes).

(c)  Any options, warrants and other rights to acquire equity securities of the Company, and all other securities that are convertible into or exchangeable for equity securities of the Company, including the Company Purchase Notes that are outstanding as at the Effective Time (collectively, “Company Common Stock Equivalent Securities”), (A) if exercised or converted prior to the Effective Time, shall have the resulting shares of capital stock of the Company issued upon such exercise treated as outstanding shares of capital stock of the Company, and (B) except for the Company Purchase Notes which shall be converted in accordance with Section 1.7(e) below, any Company Common Stock Equivalent Securities that are not exercised or converted prior to the Effective Time will be terminated and extinguished at the Effective Time. Notwithstanding the foregoing, as of the date of this Agreement, the Company has granted to employees of the Target Companies Company Options to purchase up to 900,000 shares of Company Class A Common Stock. Treatment of the Company Options in the Merger shall be as provided in Section 1.7(f) below.

(d)  The pro-rata portion of the Merger Consideration (less the Purchase Note Conversion Shares) allocable to each holder of Company Class A Common Stock, any other outstanding capital stock of the Company and/or Company Common Stock Equivalent Securities (other than the Company Purchase Notes, which shall be converted in accordance with Section 1.7(e) below) shall be determined by dividing (i) the sum of (A) the number of shares of Company Class A Common Stock or Company Class B Common Stock owned of record by such Company stockholder, plus (B) the shares of Company Class A Common Stock or Company Class B Common Stock issuable upon conversion or exercise of any Company Common Stock Equivalent Securities (other than Company Purchase Notes) or shares of Company Preferred Stock owned by such Company security holder, by (ii) 100% of the Company Fully-Diluted Common Stock. As used in this Agreement, the term “Company Fully-Diluted Common Stock” shall mean the sum of (A) all issued and outstanding shares of Company Common Stock, and (B) all shares of Company Common Stock issuable upon conversion or exercise of all Company Common Stock Equivalent Securities (other than the Company Purchase Notes) or Company Preferred Stock.

(e)  All Company Purchase Notes shall, without any further action on the part of the holders of the Company Purchase Notes, the Company, OAC or Merger Sub, be converted as of the Effective Time into that number of OAC Shares as shall be determined by dividing (i) the then outstanding principal amount of all Company Purchase Notes, plus any accrued interest thereon, by (ii) the closing price of the OAC Shares, as traded on an Acceptable Securities Exchange on the trading day which shall be simultaneously with the Closing Date and the Effective Time of the Merger (the “Purchase Note Conversion Shares”) based on the automatic conversion provisions provided for in the Company Purchase Notes. For purposes of this Agreement, the term (i) “Company Purchase Notes” shall mean the 8% senior secured convertible promissory notes in the aggregate principal amount of Thirty Million Dollars ($30,000,000) issued by the Company pursuant to the Stock Purchase Agreement, dated as December 27, 2016, as amended and restated as of February 14, 2017, by and among the Company, THC, and the former stockholders of THC (the “THC Stock Purchase Agreement”), and (ii) “Company Securities” shall mean, at any point in time, all issued and outstanding shares of capital stock of the Company and any Company Common Stock Equivalent Securities, including the Company Purchase Notes. Notwithstanding anything to the contrary contained herein, (A) the Purchase Note Conversion Shares shall for all purposes of this Agreement be deemed to be part of and included in the Merger Consideration contemplated by Section 1.7(b) above and (B) no fractional shares of OAC Shares will be issued and instead the applicable Merger Consideration will be rounded in the aggregate for each holder to the nearest whole number.

(f) At the Effective Time, each outstanding Company Option (whether vested or unvested) shall be automatically assumed by OAC and converted into an option to purchase OAC Shares under the New Equity Incentive Plan (each, an “OAC Assumed Option”), subject to the terms and conditions set forth in the new Equity Incentive Plan, except that the OAC Assumed Options shall contain the same term and vesting provisions as were set forth in the Company Option. Each OAC Assumed Option shall (i) have the right to acquire a number of OAC Shares equal to (as rounded down to the nearest whole number) (A) the quotient of (I) the number of shares of Common Class A Common Stock which the Company Option had the right to acquire immediately prior to the Effective Time, divided (II) by the number of shares of Company Fully-Diluted Common Stock immediately prior to the Effective Time, multiplied by (B) the aggregate number of (x) all Merger Consideration shares, less (y) the Purchase Note Conversion Shares, and (ii) have an exercise price equal to (as rounded up to the nearest whole cent) (A) the product of (I) the exercise price of the Company Option (in U.S. Dollars), multiplied by (II) the number of shares of Company Fully-Diluted Common Stock immediately prior to the Effective Time, divided by (B) the aggregate number of (x) all Merger Consideration shares, less (y) the Purchase Note Conversion Shares. For the avoidance of doubt any such OAC Assumed Options shall be in addition to, and not in lieu of, the aggregate Merger Consideration under this Agreement and shall dilute on a pro-rata basis, all holders of OAC Securities, including holders of Company Securities receiving the Merger Consideration under this Agreement.

1.8 Effect of Merger on Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holders of any Company Securities or the holders of any shares of capital stock of OAC or Merger Sub:

(a)  Subject to Sections 1.8(b) and (c) below, all shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive its proportionate share of the Merger Consideration in accordance with Section 1.7, without interest, upon surrender of their Company Certificates and delivery of the other required deliveries under Section 1.11. As of the Effective Time, each holder of capital stock of the Company shall cease to have any other rights with respect to such capital stock other than its rights to the Merger Consideration as set forth herein and except as otherwise required under applicable law.

(b)  Notwithstanding Section 1.8(a) above or any other provision of this Agreement to the contrary, at the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be canceled and extinguished without any conversion thereof or payment therefor.

(c)  Each of the Dissenting Interests issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.14.

(d)  All other equity securities of the Company (other than its capital stock) and any Company Common Stock Equivalent Securities, in each case, that are issued and outstanding immediately prior to the Effective Time will be cancelled and terminated as of the Effective Time, without any payment of any consideration therefor, and the holders thereof shall no longer have any rights with respect thereto, including the right to acquire, convert into or be exchanged for equity securities of the Company, subject to the automatic conversion of any Company Purchase Notes and assumption of the Company Options as OAC Assumed Options as described in Section 1.7 above. The Company shall, prior to the Effective Time, take all actions as are reasonably necessary in order to effectuate the actions contemplated by this Section 1.8(d) and to ensure that no holder of other equity securities of the Company (other than its capital stock) or Company Common Stock Equivalent Securities shall have any rights from and after the Effective Time with respect to any such securities (subject to the automatic conversion of the Company Purchase Notes and assumption of the Company Options as OAC Assumed Options as described in Section 1.7 above), provided that such actions shall expressly be conditioned upon the consummation of the Merger and shall be of no force or effect if this Agreement is terminated.

1.09 [Intentionally Omitted]

1.10 Voting Agreements. On or before the close of business on July 31, 2017, and as a condition and inducement to OAC’s and Merger Sub’s willingness to enter into this Agreement, the Company hereby agrees to cause all executive officers and directors of the Company and all holders of five percent (5%) or more of the outstanding shares of the Company Common Stock to execute and deliver to OAC a voting agreement in substantially the form attached hereto as Exhibit A (each, a “Voting Agreement”).

1.11 Surrender of Company Certificates.

(a) Prior to the Effective Time, the Company shall appoint an agent reasonably acceptable to OAC (the “Exchange Agent”) for the purpose of exchanging of certificates and instruments (“Company Certificates”) evidencing Company capital stock, Company Purchase Notes and other Company Common Stock Equivalent Securities that have been exercised or converted prior to the Effective Time but for which Company stock certificates have not yet been issued or which are automatically converted in accordance with Section 1.7 (“Uncertificated Company Common Stock Equivalent Securities”). Promptly after the Effective Time, OAC shall send, or shall cause the Exchange Agent to send, to each holder of record of such Company Securities as of the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery of Company Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of Company Certificates (if any were issued) to the Exchange Agent) for use in such exchange.

(b)  Each holder of Company capital stock, Company Purchase Notes and Uncertificated Company Common Stock Equivalent Securities shall be entitled to receive, as soon as reasonably practicable, upon delivery to the Exchange Agent of the Company Certificates (if any were issued), together with a properly completed and duly executed letter of transmittal and such other documents as may be reasonably requested by the Exchange Agent, new stock certificates (or electronically credited shares with OAC’s or the Successor’s transfer agent or with The Depository Trust Company) for the applicable portion of the Merger Consideration in respect of the number of shares of capital stock of the Company, Company Purchase Notes and or other Company Common Stock Equivalent Securities that have been automatically converted in accordance with Section 1.7 that are owned by such holder. Notwithstanding anything to the contrary contained in this Agreement, in accordance with the applicable provisions of the DGCL, regardless of whether any Company Certificate is surrendered, each holder of Company capital stock, Company Purchase Notes and Uncertificated Company Common Stock Equivalent Securities (other than Dissenting Interests) shall be entitled to receive their applicable portion of the Merger Consideration upon the Effective Time and shall be reflected as owning such Merger Consideration as of the Effective Time in OAC’s and the Surviving Corporation’s books and records.

(c) Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate which was issued shall have been lost, stolen or destroyed, in lieu of delivery of such Company Certificate to the Exchange Agent, the holder of the applicable Company Security may instead deliver to the Exchange Agent an affidavit of lost certificate or instrument in form and substance reasonably acceptable to OAC and the Exchange Agent, which at the reasonable discretion of OAC may include a requirement that the owner of such lost, stolen or destroyed certificate or instrument to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against OAC or the Surviving Corporation with respect to such certificate or instrument alleged to have been lost, stolen or destroyed. Any affidavit of lost certificate or instrument properly delivered in accordance with this Section 1.11(c) shall be treated as a valid Company Certificate for all purposes of this Agreement.

(d) After the Effective Time, there shall be no further registration of transfers of Company Securities. If, after the Effective Time, Company Securities are presented to the Surviving Corporation, OAC or the Exchange Agent, they shall be canceled and, if not previously issued, exchanged for certificates for the applicable portion of the Merger Consideration provided for, and in accordance with the procedures set forth in this Article I. All securities issued upon the surrender of Company Securities in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

1.12 Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any holder of OAC Shares, or the holders of any Company Securities or shares of common stock of Merger Sub, each share of Merger Sub common stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of the Surviving Corporation.

1.13 Required Company Approvals. As promptly as practicable after the date hereof, the Company shall prepare a disclosure and information statement (the “Disclosure Statement”) describing in reasonable detail the Merger and this Agreement and the approvals required by the Company’s stockholders for the approval and adoption by the Company’s stockholders of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement in accordance with the Company’s Organizational Documents and the DGCL (the “Required Company Stockholder Approval”). The Company shall afford OAC the opportunity to review and comment upon the Disclosure Statement prior to its being delivered to such Company stockholders and the Disclosure Statement shall be reasonably satisfactory in form and substance to OAC. The Company agrees that the Disclosure Statement shall comply in all material respects with the DGCL and other applicable Laws. As soon as possible after the Registration Statement has been declared effective by the SEC, the Company shall (i) distribute the Disclosure Statement and the Registration Statement to its stockholders, (ii) call a special meeting of its stockholders to occur as soon as possible thereafter to obtain the Required Company Stockholder Approval (the “Company Stockholder Meeting”), and (iii) use its best efforts to obtain the Required Company Stockholder Approval at the Company Stockholder Meeting (or by written consent as described below), including strictly enforcing the terms of the Voting Agreements. The Company shall comply with all applicable Laws, its Organizational Documents and this Agreement in the preparation of the Disclosure Statement and the distribution of the Disclosure Statement and the Registration Statement, any solicitation of proxies thereunder and the calling and holding of the Company Stockholder Meeting and its efforts to obtain the Required Company Stockholder Approval. Notwithstanding the foregoing, the Company may, after the Registration Statement has been declared effective by the SEC, seek and obtain the Required Company Stockholder Approval by the written consent of its stockholders in accordance with the Company’s Organizational Documents and the DGCL. In any such event, the Company shall promptly thereafter deliver an information statement and any notices required herein or under the DGCL to its stockholders that did not consent to the matters required for the Required Company Stockholder Approval, which information statement and notices shall be in form and substance reasonably acceptable to OAC and otherwise comply in all material respects with the DGCL and other applicable Laws. The Company shall also use its best efforts to obtain the approvals described in Sections 7.3(d)(x) and (xi).

1.14 Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, Company capital stock held by a holder who has the right to dissent to the Merger and demand payment for such shares and properly dissents and demands payment for the fair value of such Company capital stock (“Dissenting Interests”) in accordance with the DGCL, shall not be converted into the right to receive Merger Consideration as set forth in Section 1.7, unless such holder withdraws, fails to perfect or otherwise loses such holder’s right to such payment, if any. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, any Dissenting Interests shall be deemed outstanding for purposes of determining the pro rata share of the Merger Consideration payable to other holders of Company Securities, and the portion of the Merger Consideration otherwise allocable to a holder of Dissenting Interests shall not be issued by OAC and shall reduce the overall Merger Consideration payable under this Agreement. If, after the Effective Time, such holder withdraws, fails to perfect or loses any such right to payment, such holder’s Dissenting Interests shall be treated as having been converted as of the Effective Time into the right to receive the applicable portion of the total Merger Consideration as set forth in this Agreement. At the Effective Time, any holder of Dissenting Interests shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the immediately preceding sentence. The Company shall give prompt notice to OAC of any demands received by the Company for appraisal of Company capital stock and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the DGCL, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless OAC shall have consented in writing to such payment or settlement offer.

1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.16 Section 368 Reorganization. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The Parties hereby (a) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

Article II

CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as OAC and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article III

REPRESENTATIONS AND WARRANTIES OF OAC AND MERGER SUB

Except as set forth in the disclosure schedules delivered by OAC to the Company on the date hereof (the “OAC Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, that disclosure in any section or subsection of the OAC Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in each other section or subsection of the OAC Disclosure Schedules as though fully set forth in each other section or subsection of the OAC Disclosure Schedules if a cross reference to such other section or subsection of the OAC Disclosure Schedules is made or if the applicability of such disclosure to other section(s) or subsection(s) is reasonably apparent on the face of such disclosure), each of OAC and Merger Sub represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

3.1 Due Organization and Good Standing. OAC is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is a corporation duly incorporated, validly existing and in good standing of the laws of the State of Delaware. Each of OAC and Merger Sub has all requisite corporate, limited liability, or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of OAC and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except as would not reasonably be expected to have a Material Adverse Effect on OAC or Merger Sub. OAC and Merger Sub have heretofore made available to the Company accurate and complete copies of the Organizational Documents of each of OAC and Merger Sub, as currently in effect.

3.2 Authorization; Binding Agreement. Each of OAC and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by each of OAC and Merger Sub, and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement (including the approval of OAC’s stockholders as necessary for the Required OAC Stockholder Vote and the Extension), on the part of OAC or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which OAC or Merger Sub is a party shall be when delivered, duly and validly executed and delivered by OAC or Merger Sub, as applicable, and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto or thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of OAC or Merger Sub, as applicable, enforceable against such Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of OAC or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by OAC or Merger Sub of this Agreement and each Ancillary Document to which it is a party or the consummation by OAC or Merger Sub of the transactions contemplated hereby and thereby, other than (i) such filings as may be required in any jurisdiction where OAC or Merger Sub is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (ii) pursuant to Antitrust Laws, (iii) such filings as contemplated by this Agreement, (iv) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (v) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, (vi) the filing of the Certificate of Merger and related documents with, and the acceptance by, the Secretary of State of the State of Delaware and filing of documents for the Conversion with, and the acceptance by, the Secretary of State of the State of Nevada and Registrar of Companies of the Cayman Islands, and (vii) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on OAC or Merger Sub.

3.4 Non-Contravention. The execution and delivery by each of OAC and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by OAC and Merger Sub of the transactions contemplated hereby and thereby, and compliance by OAC and Merger Sub with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of such Party’s Organizational Documents, or (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law to which such Party is subject, except for any deviations from any of the foregoing that would not reasonably be expected to have a Material Adverse Effect on OAC or Merger Sub.

3.5 Capitalization.

(a) The authorized share capital of OAC consists of 100,000,000 OAC Shares and 1,000,000 preferred shares, $0.0001 per share. As of the date hereof, (i) 3,321,437 OAC Shares are issued and outstanding, of which 1,050,000 were not issued as part of OAC Units in the IPO or the OAC Private Placement (as defined below) and (ii) no preferred shares are issued and outstanding. OAC issued 4,200,000 OAC Public Units in its IPO (including an over-allotment option for 200,000 OAC Public Units exercised shortly after the initial closing of the IPO), along with a simultaneous private placement of 286,000 OAC Private Units (including an over-allotment option for 1,000 OAC Units exercised shortly after the initial closing of the IPO) (the “OAC Private Placement”). As of the date hereof, there are issued and outstanding a total of (i) 4,200,000 OAC Public Warrants and 4,200,000 OAC Public Rights issued as part of OAC Public Units in the IPO, (ii) 286,000 OAC Private Warrants and 286,000 OAC Private Rights issued as part of OAC Private Units in the OAC Private Placement and (iii) the OAC UPO to purchase up to 400,000 OAC Public Units. As of the date hereof, OAC has (i) $325,000 in outstanding principal obligations under the OAC Fortress Convertible Notes) and (ii) $1,412,665 in outstanding principal obligations under the OAC Management Convertible Note. All outstanding OAC Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Act, the OAC Organizational Documents or any Contract to which OAC is a party or bound. None of the outstanding OAC Securities have been issued in violation of any applicable securities Laws.

(b)  Prior to giving effect to the Merger, the authorized share capital of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, all of which are owned by OAC. As of the date of this Agreement, Merger Sub is a newly formed entity with no operations, no contractual obligations (other than this Agreement and the Ancillary Documents to which it is a party or bound) and no assets or Liabilities (other than immaterial Liabilities incurred in connection with its formation). Other than Merger Sub, OAC does not, directly or indirectly, have any Subsidiaries or own any equity interests in any other Person.

(c)  Except as set forth in Section 3.5(a) or 3.5(b) and/or the OAC SEC Reports available on EDGAR, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of OAC or Merger Sub, (B) obligating OAC or Merger Sub to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating OAC or Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such shares. There are no outstanding obligations of OAC or Merger Sub to repurchase, redeem or otherwise acquire any shares of such Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person (other than as contemplated by this Agreement and the Redemption Offers). Except as set forth in Schedule 3.5(c) or the OAC SEC Reports available on EDGAR, there are no shareholders agreements, voting trusts or other agreements or understandings to which OAC or Merger Sub is a party with respect to the voting of any OAC Securities or the shares of Merger Sub.

(d)  All Indebtedness of OAC or Merger Sub is disclosed on Schedule 3.5(d). No Indebtedness of OAC or Merger Sub contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by OAC or Merger Sub or (iii) the ability of OAC or Merger Sub to grant any Lien on its properties or assets.

(e)  Since the date of formation of each of OAC and Merger Sub, neither OAC nor Merger Sub has declared or paid any distribution or dividend in respect of its shares and, except for redemptions that were made by OAC in connection with the first extension of the date by which it must complete a Business Combination from June 12, 2016 to December 12, 2016 (the “Initial Extension”), the second extension of the date by which it must complete a Business Combination from December 12, 2016 to March 12, 2017 (the “Second Extension”), or the third extension of the date by which it must complete a Business Combination from March 12, 2017 to September 12, 2017 or such earlier date as determined by OAC’s directors (the “Third Extension”), and except as otherwise contemplated by this Agreement (including the Redemption Offers), neither OAC nor Merger Sub has repurchased, redeemed or otherwise acquired any of its shares, and such Party’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and OAC Financial Statements.

(a) OAC, since its formation, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by OAC with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, OAC has delivered to the Company copies in the form filed with the SEC of all of the following: (i) OAC’s Annual Reports on Form 10-K for each fiscal year of OAC beginning with the first year OAC was required to file such a form, (ii) OAC’s Quarterly Reports on Form 10-Q for each fiscal quarter that OAC filed such reports to disclose its quarterly financial results in each of the fiscal years of OAC referred to in clause (i) above, and (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by OAC with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “OAC SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (i) above. The certifications and statements described in clause (iv) of the preceding sentence are each true as of their respective dates of filing. The OAC SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of OAC SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other OAC SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) As of the date of this Agreement, (i) OAC Shares, OAC Public Warrants, OAC Public Rights and OAC Public Units are listed on Nasdaq and (ii) except as set forth on Schedule 3.6(b), there are no Actions pending or, to the Knowledge of OAC, threatened against OAC by the Nasdaq with respect to any intention by such entity to suspend, prohibit or terminate the quoting of OAC Shares, OAC Public Warrants, OAC Public Rights or OAC Public Units on Nasdaq.

(c) The financial statements and notes contained or incorporated by reference in the OAC SEC Reports (the “OAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of OAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(d)  Except as and to the extent reflected or reserved against in the OAC Financials, OAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the OAC Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since OAC’s formation in the ordinary course of business.

3.7 Absence of Certain Changes. As of the date of this Agreement, OAC has (a), since its formation, conducted no business other than its formation, the public offering of its securities (and related private offerings), the Initial Extension, Second Extension, Third Extension and related activities, public reporting and its search for an initial business combination as described in the IPO prospectus, and (b) since January 1, 2017, not been subject to a Material Adverse Effect.

3.8 Compliance with Laws. Each of OAC and Merger Sub is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business in all material respects, and has not received written notice alleging any violation of applicable Law in any material respect by such Party.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of OAC, threatened Action to which OAC or Merger Sub is subject which would reasonably be expected to have a Material Adverse Effect on OAC or Merger Sub, and there is no material Action that OAC or Merger Sub has pending against other Person. Neither OAC nor Merger Sub is subject to any material Orders of any Governmental Authority. Each of OAC and Merger Sub holds all Consents necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on OAC or Merger Sub.

3.10 Taxes.

(a)  OAC has or will have timely filed, or caused to be timely filed, all material Tax Returns by it, which such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the OAC Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where OAC files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against OAC in respect of any Tax, and OAC has not been notified in writing of any proposed Tax claims or assessments against OAC (other than, in each case, claims or assessments for which adequate reserves in the OAC Financials have been established in accordance with GAAP or are immaterial in amount). There are no material Liens with respect to any Taxes upon any of OAC’s assets, other than Permitted Liens. OAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by OAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b)  OAC has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which OAC is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(c)  Since the date of its formation, OAC has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund, or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

3.11 Employees and Employee Benefit Plans. Neither OAC nor Merger Sub (i) has any paid employees or (ii) maintains, or has Liability under, any Benefit Plans.

3.12 Intellectual Property. Neither OAC nor Merger Sub owns, licenses or otherwise has any right, title or interest in any material Intellectual Property.

3.13 Real and Personal Property. Neither OAC nor Merger Sub owns or leases any material real property or Personal Property.

3.14 Material Contracts.

(a)  Except as set forth on Schedule 3.14(a) or in the OAC SEC Reports available on EDGAR, other than this Agreement and the Ancillary Documents, there are no Contracts to which OAC or Merger Sub is a party or bound, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by OAC or Merger Sub on less than sixty (60) days’ prior notice without payment of any penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of such Party as its business is currently conducted, any acquisition of material property by such Party, or restricts in any material respect the ability of such Party from engaging in business as currently conducted by it or from competing with any other Person (each, a “OAC Material Contract”). All OAC Material Contracts have been made available to the Company other than those that are exhibits to the OAC SEC Reports and available on EDGAR.

(b)  With respect to each OAC Material Contract: (i) the OAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the OAC Material Contract is legal, valid, binding and enforceable in all material respects against OAC or Merger Sub, as applicable, and, to the Knowledge of OAC, the other parties thereto, and in full force and effect (except as such enforcement may be limited by the Enforceability Exceptions); (iii) neither OAC nor Merger Sub is in breach or default, and, to the Knowledge of OAC, no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by OAC or Merger Sub, or permit termination or acceleration by the other party, under such OAC Material Contract that would reasonably be expected to have a Material Adverse Effect on OAC or Merger Sub; and (iv) to the Knowledge of OAC, no other party to any OAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by OAC or Merger Sub, under any OAC Material Contract.

3.15 Transactions with Affiliates. Except as set forth on Schedule 3.15 or in the OAC SEC Reports available on EDGAR, there are no Contracts or arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between OAC or Merger Sub and any (a) present or former director, officer or employee or Affiliate of OAC or Merger Sub, or any family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of OAC’s outstanding OAC Shares as of the date hereof.

3.16 Trust Account. As of the date of this Agreement, OAC has at least $21,111,663.71 in the Trust Account.

3.17 Investment Company Act. Neither OAC nor Merger Sub is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.18 Finders and Brokers. Except as set forth in the OAC SEC Reports available on EDGAR or in Schedule 3.18, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of OAC or Merger Sub.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to OAC on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, that disclosure in any section or subsection of the Company Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in each other section or subsection of the Company Disclosure Schedules as though fully set forth in each other section or subsection of the Company Disclosure Schedules if a cross reference to such other section or subsection of the Company Disclosure Schedules is made or if the applicability of such disclosure to other section(s) or subsection(s) is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to OAC and Merger Sub as of the date of this Agreement and as of the Closing Date as follows:

4.1 Due Organization and Good Standing. The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Company has provided to OAC accurate and complete copies of its Organizational Documents and the Organizational Documents of each other Target Company, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors and, upon obtaining the Required Company Stockholder Approval, the Company’s stockholders in accordance with the Company’s Organizational Documents, and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is a party shall be when delivered, duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Party, as applicable, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Capitalization.

(a)  The Company is authorized to issue an aggregate of 55,000,000 shares of its capital stock, $0.0001 par value per share, of which (i) 50,000,000 shares are designated as common stock, with 40,000,000 shares designated as Class A voting common stock (“Company Class A Common Stock”) and 10,000,000 shares designated as Class B non-voting common stock (the “Company Class B Common Stock”, and together with the Company Class A Common Stock, the “Company Common Stock”), and (ii) 5,000,000 shares designated as preferred stock (the “Company Preferred Stock”) which may be issued in one or more series containing such rights, preferences and privileges as the board of directors of the Company may, from time to time, designate.

(b)  As at the date of this Agreement an aggregate of 10,011,468 shares of Company Class A Common Stock are issued and outstanding, which are owned of record by the Persons and in such amounts as listed on Schedule 4.3(b), and all of which shares are owned free and clear of any Liens other than those imposed under the Company’s Organizational Documents and those imposed by applicable securities Laws. No shares of Company Class B Common Stock or Company Preferred Stock are issued and outstanding. Prior to the Closing Date, the Company intends to consummate a 2.2701239219 for 1 forward split of its outstanding Company Class A Common Stock or such other forward split ratio (the “Company Stock Split”) that would result in an aggregate of 22,727,272 shares of Company Class A Common Stock to be issued and outstanding as at the Closing Date, prior to the issuance of any additional shares of Company Class A Common Stock that may be issued in the CF Offering and Reg A+ Offering in accordance with Section 5.6 below, and without giving effect to any automatic conversion of the Company Purchase Notes into shares of Company Common Stock.

(c)  All of the outstanding shares of Company capital stock have been duly authorized, are fully paid and non-assessable and were validly issued in compliance with all applicable federal and state securities laws and not in violation of any preemptive rights or rights of first refusal or first offer. The Company holds no shares of Company capital stock in its treasury.

(d)  Except as set forth in Schedule 4.3(d), there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive, right of first refusal or first offer or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, Contracts or commitments of any character, (A) relating to the issued or unissued shares of the Company, (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such shares. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or other securities of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 4.3(d), there are no shareholders agreements, voting trusts or other agreements or understandings to which the Company is a party or bound with respect to the voting of any Company equity securities or other securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the Company’s securities have been granted, offered, sold and issued in compliance in all material respects with all applicable foreign, state and federal securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(e)  Schedule 4.3(e) sets forth a list of all stock options granted by the Company to any employee, consultant or other Person performing services for any Target Company (the “Company Options”). Each Company Option intended to qualify as an “incentive stock option” under the Code so qualifies. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, and: (i) the stock option agreement governing such grant was duly executed and delivered by each party thereto; (ii) each such grant was made in accordance with the terms of the applicable Company Benefit Plan under which it was issued and all other applicable Laws; (iii) the per share exercise price of each Company Option was equal to the fair market value of a share of Company Common Stock of the class of common stock issuable thereunder on the applicable grant date; and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(f)  Since its formation, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interest of the Company, and the board of directors of the Company has not authorized any of the foregoing.

4.4 Subsidiaries. Schedule 4.4 sets forth the name of each direct and indirect Subsidiary of the Company, including THC and the other Target Companies, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized capital stock or other equity interests (if applicable), (c) the number of issued and outstanding shares of capital stock or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, were offered, sold and delivered in compliance with all applicable Laws governing the issuance of securities, are fully paid and non-assessable, and are owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. Except for the equity interests of the Subsidiaries listed on Schedule 4.4, the Company does not own or have any rights to acquire, directly or indirectly, any capital stock or other equity interests of any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. No Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law.

4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) such filings as expressly contemplated by this Agreement, (ii) pursuant to Antitrust Laws, (iii) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (iv) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (v) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to be material to any Target Company.

4.6 Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company of this Agreement and each Ancillary Document and the consummation by the Company of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof or thereof will not, as the case may be, (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions any Contract to which a Target Company is a party or by which a Target Company or its properties or assets are otherwise bound.

4.7 Financial Statements.

(a)  The Company has provided to OAC true and correct copies of (i) the unaudited financial statements of the Company (including, in each case, any related notes thereto), consisting of the balance sheet of the Company as of December 31, 2016, and the related unaudited statement of operations, changes in stockholders equity and cash flows of the Company from inception to December 31, 2016, and (ii) the unaudited consolidated financial statements of THC and its Subsidiaries (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of THC and its Subsidiaries as of December 31, 2015 and December 31, 2016, and the related consolidated unaudited statements of income, changes in stockholders equity and cash flows of THC and its Subsidiaries for the two fiscal years then ended (clauses (i) and (ii) together, the “Unaudited Annual Financial Statements”).

(b)  On or before July 31, 2017, the Company shall provide to OAC true and correct copies of:

(i) the consolidated audited financial statements of THC and its Subsidiaries, consisting of the consolidated audited balance sheets of THC and its Subsidiaries as of December 31, 2015 and December 31, 2016, and the related consolidated audited statements of income, changes in stockholders equity and cash flows of THC and its Subsidiaries for the fiscal years then ended;

(ii)  the audited financial statements of the Company, consisting of the balance sheet of the Company as of December 31, 2016, and the related audited statements of operations, changes in stockholders equity and cash flows of the Company from inception to December 31, 2016;

(iii)  the consolidated comparative unaudited financial statements of THC and its Subsidiaries, consisting of the consolidated unaudited balance sheets as of February 28, 2016 and February 28, 2017, and the related consolidated unaudited statements of income, changes in stockholders equity and cash flows of the THC and Subsidiaries for the two month periods then ended (the “Unaudited Comparative Consolidated THC Financial Statements”), and

(iv)  the consolidated unaudited financial statements of the Target Companies, consisting of the consolidated unaudited balance sheet of the Target Companies as of March 31, 2017, and the related consolidated unaudited statements of income, changes in stockholders equity and cash flows of the Target Companies for the fiscal quarter then ended (the “Consolidated Unaudited Target Company Financial Statements” and together with the Unaudited Comparative Consolidated THC Financial Statements referred to in clause (iii) above, the “Post-Signing Unaudited Financial Statements” and, together with the Unaudited Annual Financial Statements, the “Unaudited Financial Statements”).

To the extent required under Regulation S-X or Regulation S-K, as applicable, the Company shall update the Consolidated Unaudited Target Company Financial Statements to June 30, 2017 and for the six month periods then ended. The financial statements referred to in clauses (i) and (ii) (the “Audited Financial Statements” and, together with the Unaudited Financial Statements, collectively the “Company Financial Statements”) shall have been audited without qualification by a PCAOB qualified auditor.

(c)  The Unaudited Annual Financial Statements fairly present, and when delivered the Audited Financial Statements and Post-Signing Unaudited Financial Statements will fairly present, in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the applicable Target Companies at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout and among the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of the Unaudited Financial Statements). None of the Target Companies has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(d)  The Target Companies have a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The management of the Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the board of directors of the Company (A)  any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial data and has identified for the Company’s auditors any material weaknesses in internal controls and (B)  any fraud, whether or not material, that involves management or other employees who have a significant role in any Target Company’s internal controls. The Company has made available to OAC all such disclosures described in the preceding sentence made by management in writing to the Company’s auditors and audit committee since December 31, 2015.

(e)  All Indebtedness of any of the Target Companies is disclosed on Schedule 4.7(e). Except as disclosed on Schedule 4.7(e), no Indebtedness of any Target Company (i) contains any restriction upon (A) the prepayment of any of such Indebtedness, (B) the incurrence of Indebtedness by any Target Company, or (C) the ability of any Target Company to grant any Lien on their respective properties or assets or (ii) has been subject to a default or event of default which has not been cured, satisfied or waived.

(f)  All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to OAC or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable under the current circumstances relating to the Business of the Target Companies.

(g)  All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance in all material respects with applicable Laws.

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since December 31, 2016, each Target Company has (a) conducted its business only in the ordinary course of business, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.3(b) (without giving effect to Schedule 5.3) if such action were taken on or after the date hereof without the consent of OAC or its Affiliates.

4.9 Compliance with Laws. Except as set forth on Schedule 4.9, no Target Company is or has been in material conflict or non-compliance with, or in material default or violation of, nor has any Target Company received any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected. Notwithstanding the foregoing, or any other provision of this Agreement to the contrary, but subject to Section 4.16, OAC recognizes that the Target Companies provide products (excluding products containing cannabis or other controlled substances, but including cannabis paraphernalia and other products that may be used in connection with cannabis), services and venues, including the Cannabis Cup Events, to Persons who are involved with the cannabis industry and/or are users of cannabis, and such Persons may violate applicable federal or state Laws as it relates to the production, possession, distribution, dispensation, administration, use, or delivery of cannabis.

4.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to OAC true, correct and complete copies of all material Company Permits. All of the material Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any material Company Permit.

4.11 Litigation. Except as described on Schedule 4.11, there is no (a) Action of any nature pending or, to the Company’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made, or (b) Order pending now or rendered by a Governmental Authority, in either case (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adverse to the Target Companies, will not have a Material Adverse Effect upon any Target Company. Since January 1, 2014, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to OAC (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each, a “Company Material Contract”) that:

(i)  contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii)  involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii)  involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv)  evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $100,000;

(v)  involves the acquisition or disposition (to the extent such transaction would be consummated after the date hereof), directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $100,000 (other than in the ordinary course of business) or capital stock or other equity interests of another Person;

(vi)  relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii)  by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of more than $100,000 per year or $250,000 in the aggregate;

(viii)  obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(ix)  is between any Target Company and any Top Advertiser or Top Supplier (as those terms are defined in Section 4.24);

(x)  is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi)  obligates the Target Companies to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture);

(xii)  relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii)  provides another Person (other than another Target Company) with a power of attorney;

(xiv)  relates to the development, ownership, licensing or use of any material Intellectual Property by, to or from any Target Company; or

(xv)  is otherwise material to any Target Company or outside of the ordinary course of business of the Target Companies and not described in clauses (i) through (xiv) above.

(b) Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto (subject to Enforceability Exceptions) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract against the Target Company party thereto or, to the Knowledge of the Company, any other party thereto; (iii) no Target Company is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received notice of an intention by any party to any such Company Material Contract that provides for a material continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any rights under any such Material Contract.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign Patents and Patent applications, Trademark and service mark registrations and applications, internet domain name registrations and applications, and copyright registrations and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all licenses, sublicenses and other agreements or permissions (each, a “Company IP License”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $5,000 per year, which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property subject to a Company IP License. All Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP.

(b)  Each Target Company has a valid and enforceable license to use all material Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses in all material respects, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder in any material respect. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All registrations for Copyrights, Patents and Trademarks that are owned by or exclusively licensed to any Target Company are valid and in force, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c)  Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d)  No Action is pending or, to the Company’s Knowledge, threatened that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Intellectual Property currently licensed, used or held for use by the Target Companies that is material to any Target Company. No Target Company has received any notice or claim asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, in any case, in any material respect, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party or its otherwise bound that, in any material respect, (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect. To the Company’s Knowledge, no third party is infringing upon, has misappropriated or is otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”).

(e) To the Company’s Knowledge, no Person has obtained unauthorized access to third party information and data in the possession of a Target Company, nor has there been any other compromise of the security, confidentiality or integrity of such information or data. Each Target Company has complied in all material respects with all applicable domestic and foreign Laws relating to privacy, personal data protection, and the collection, processing and use of personal information (including the EU Data Protection Directive, the EU ePrivacy Directive and the Canadian Personal Information Protection and Electronic Documents Act) and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third Person, or constitute unfair competition or trade practices under applicable Law.

4.14 Taxes. Except as otherwise set forth on Schedule 4.14:

(a)  Each Target Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns and reports required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established. Each Target Company has complied with all applicable Laws relating to Tax in all material respects.

(b)  There is no current Action pending, or to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c)  No Target Company is being audited by any Tax authority or has been notified by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established).

(d)  There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e)  Each Target Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f)  No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g)  No Target Company has made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h)  No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation section 1.6011-4.

(i)  No Target Company has any Liability or potential Liability for the Taxes of another Person (other than another Target Company) (i) under any applicable Law related to Tax, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise. No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) that will be binding on the Surviving Corporation or its Subsidiaries with respect to any period following the Closing Date.

(j)  No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any Taxes, nor is any such request outstanding.

(k)  No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

4.15 Real Property.

(a) Neither the Company nor any Target Company owns any real property or interests in real property. Schedule 4.15(a) sets forth a complete list of all real property and interests in real property leased by any Target Company (collectively, “Company Real Properties”) as lessee, together with a list of all leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), and including the name of the lessor or lessee, the date of the lease, and a description of the current annual rent and term under each Company Real Property Lease. The Target Companies have good and marketable fee title to all Company Owned Properties, free and clear of all Liens of any nature whatsoever, except for Permitted Liens. The Company Real Properties constitute all interests in real property currently used, occupied or currently held for use in connection with the business of the Target Companies and which are necessary for the continued operation of the business of the Target Companies as the business is currently conducted. All of the Company Real Properties and buildings, fixtures and improvements thereon are suitable, sufficient and appropriate in all respects for their current and contemplated uses. None of the improvements located on the Company Real Properties constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws. The Company has delivered to OAC true, correct and complete copies of the Company Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. The Company Real Properties are not subject to any subleases, sublicenses, occupancy or rights of occupancy by any third parties.

(b)  Each Target Company has a valid, binding and enforceable leasehold interest under each of the Company Leased Properties under which it is a lessee, free and clear of all Liens other than Permitted Liens. Each of the Company Real Property Leases is in full force and effect. No Target Company is in default under any Company Real Property Lease, and no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default. No Target Company has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by a Target Company under any of the Company Real Property Leases and, to the Knowledge of the Company, no other party is in default thereof. No party to any Company Real Property Lease has exercised any termination rights with respect thereto.

(c)  The Target Companies have all certificates of occupancy and Permits of any Governmental Authority necessary or useful for the current use and operation of each Company Real Property, and the Target Companies have fully complied with all material conditions of the Permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit.

(d)  Except as set forth in Schedule 4.15(d), no Target Company owns, holds, is obligated under or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

4.16 Cannabis Cup Events. Each of the Target Companies has conducted its Cannabis Cup Events in compliance with all applicable Laws, and only holds such events in States or other locations which have enacted legislation permitting the use of cannabis for medical or recreational purposes. All activities of the Target Companies with respect to the Cannabis Cup Events have been conducted in accordance with the provisions of such legislation.

4.17 Environmental Matters. Except as set forth in Schedule 4.17:

(a)  Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b)  No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities under any Environmental Laws.

(c)  No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in violation of any Environmental Law or Environmental Permit or may have any Liability under any Environmental Law.

(d)  No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any Environmental Liabilities. There is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(e)  There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Environmental Liabilities or Liens under any Environmental Law.

4.18 Personal Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to any Target Company, each Target Company is in possession of and has good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the Personal Property owned, leased or used by the Target Company, free and clear of all Liens other than Permitted Liens.

4.19 Title to and Sufficiency of Assets. Except as set forth on Schedule 4.19, each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than Permitted Liens. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted and presently proposed to be conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted and as presently proposed to be conducted.

4.20 Employee Matters.

(a) No Target Company is a party to any collective bargaining agreement or other Contract with any group of employees, labor organization or other representative of any of the employees of any Target Company and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.20(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, between any Target Company and Persons employed by or providing services to a Target Company. To the Knowledge of the Company, no officer or employee of a Target Company has any current plan to terminate his or her employment with any Target Company.

(b)  Except as set forth in Schedule 4.20(b), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written notice, or any other form of notice, that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied Contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)  Schedule 4.20(c) hereto sets forth a complete and accurate list of all employees of the Target Companies as at June 1, 2017 whose annual rate of compensation equals or exceeds $50,000, showing for each as of that date (i) the employee's name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), (ii) any bonus, commission or other remuneration other than salary paid during each of the calendar years ending December 31, 2015 and December 31, 2016, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee for the calendar year ending December 31, 2017. Except as set forth on Schedule 4.20(c), (A) no employee of a Target Company is a party to a written employment Contract with a Target Company and each is employed “at will”, and (B) the Target Companies have paid in full to all employees all wages, salaries, commission, bonuses and other compensation due to employees, including overtime compensation, and there are no severance payments which are or could become payable by a Target Company to any employees under the terms of any written or, to the Company's Knowledge, oral agreement, or commitment or any Law, custom, trade or practice. On or before the Closing Date, and as contemplated by Section 7.3(d)(xiv) of this Agreement, the Company shall cause each officer and employee of a Target Company receiving annual compensation in excess of $50,000 or that otherwise develops material Intellectual Property on behalf of any of the Target Companies to enter into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company or its Subsidiaries, a copy of which has been provided to OAC by the Company.

(d)  Schedule 4.20(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, (i) whose annual fee or rate of remuneration (whether in the form of cash or Company Securities) exceeds $50,000, or (ii) who is otherwise a party to an agreement with any of the Target Companies that cannot be terminated by such Target Company upon 60 days or less notice without any obligation of any Target Company to pay severance or termination fees. On or before the Closing Date, and as contemplated by Section 7.3(d)(xiv) of this Agreement, the Company shall undertake to cause all such independent contractors and all Persons who are currently material contributors to the Target Companies print or Internet publications (collectively with such independent contractors, “Material Consultants”) to enter into written intellectual property assignment agreements with such Target Companies assigning to the applicable Target Company all intellectual property rights to any publications or other work performed by such independent contractor. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company.

4.21 Company Benefit Plans.

(a)  Set forth on Schedule 4.21(a) is a true and complete list of each Benefit Plan, existing at the Effective Time or prior thereto, established, maintained or to which contributions have at any time been made by a Target Company, or any predecessor thereof, or under which any employee, former employee, director, agent or independent contractor of a Target Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financial Statements. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for Benefit Plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by any Target Company to any Person with regard to any Company Benefit Plan that was not in accordance with the terms of a Company Benefit Plan in any respect.

(b)  Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is maintained in all respects in accordance with the terms of a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable U.S. Internal Revenue Service determination of qualification and/or exemption within the period permitted by applicable Law. No fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c)  With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to OAC accurate and complete copies, if applicable, of: (i) all Company Benefit Plan texts and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all employee communications (including all summary plan descriptions and summaries of material modifications thereto); (iii) the three (3) most recent IRS Form 5500s, if applicable, and annual reports, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination or opinion letter received from the U.S. Internal Revenue Service; (vii) the most recent actuarial valuation; and (viii) all communications with any Governmental Authority.

(d)  With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in accordance with its terms, the Code and ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made as required under ERISA or have been fully accrued on the Company Financial Statements.

(e)  No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company nor any ERISA Affiliate has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company nor any ERISA Affiliate currently maintains or contributes to, or has ever maintained or contributed to or in any way directly or indirectly had any Liability (whether contingent or otherwise) with respect to any “multiemployer plan,” within the meaning of Section 3(37) or 4001(a)(3) of ERISA. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f)  There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any Person because of the imposition of any Tax on a payment to such Person.

(g)  With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h)  Except as set forth on Schedule 4.21(h), the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i)  Except to the extent required by Section 4980B of the Code or similar state Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(j)  All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any liability to the Company or the Surviving Corporation or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

(k) Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.21(k). No Company Options or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or is bound to compensate any employee, consultant or director for Lability and/or Taxes incurred under Section 409A of the Code.

4.22 Transactions with Related Persons. Except as set forth on Schedule 4.22, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently or in the past three (3) years has been, a party to any transaction, Contract, commitment or other arrangement with a Target Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in a Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

4.23 Insurance.

(a)  Schedule 4.23(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium, type of policy and scope of coverage) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to OAC. Except as would not, individually or in the aggregate, reasonably be expected to be material to a Target Company, each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. Except as would not, individually or in the aggregate, reasonably be expected to be material to a Target Company, no Target Company is in default with respect to its obligations under any insurance policy, nor has any Target Company ever been denied insurance coverage for any reason. No Target Company has any self-insurance or co-insurance programs. Except as would not, individually or in the aggregate, reasonably be expected to be material to a Target Company, since April 1, 2012, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy, or requiring or suggesting material alteration of any of the assets of a Target Company, purchase of additional equipment or material modification of any of the methods of doing business by a Target Company.

(b)  Schedule 4.23(b) identifies each individual insurance claim made by a Target Company since April 1, 2012. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

4.24 Top Advertisers and Suppliers. Schedule 4.24 lists, by dollar volume paid for each of (a) the twelve (12) months ended on December 31, 2016 and (b) the period from January 1, 2017 through March 31, 2017, the ten (10) largest advertisers in the print or on-line publications of the Target Companies (“Top Advertisers”) and the ten (10) largest suppliers of goods or services to the Target Companies (“Top Suppliers”), along with the amounts of such dollar volumes of applicable advertising revenues and purchases by the Target Companies. The relationships of the Target Companies with such Top Advertisers and Top Suppliers are good commercial working relationships, and, except as set forth on Schedule 4.24, (i) no Top Advertiser or Top Supplier within the last twelve (12) months has cancelled or terminated, or, to the Company’s Knowledge, has threatened to or intends to cancel or otherwise terminate, any relationships of such Person with a Target Company, (ii) no Top Advertiser or Top Supplier has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its relationships with the Target Companies or intends to stop, decrease or limit materially its products or services to the Target Companies or its usage or purchase of advertising from the Target Companies, (iii) to the Company’s Knowledge, no Top Advertiser or Top Supplier intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any of the Target Companies, (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Advertiser or Top Supplier, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not adversely affect the relationship of the Target Companies with any Top Advertiser or Top Supplier.

4.25 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.26 Finders and Investment Bankers. Except as set forth in Schedule 4.26, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.27 Disclosure. No representations or warranties by the Company in this Agreement (including the disclosure schedules hereto) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the disclosure schedules hereto and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading.

4.28 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8- K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement, Extension Proxy Statement or related documents; or (c) in the mailings or other distributions to OAC’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of OAC or its Affiliates.

Article V

COVENANTS

5.1 Access and Information.

(a)  The Company shall give, and shall direct its Representatives to give, OAC and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, and subject to any confidentiality agreements with third Persons (the existence and scope of which have been disclosed to OAC in advance), access to all offices and other facilities and to all employees, properties, Contracts, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as OAC or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and instruct each of the Company’s Representatives to reasonably cooperate with OAC and its Representatives in their investigation; provided, however, that OAC and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

(b)  OAC shall give, and shall direct its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, and subject to any confidentiality agreements with third Persons (the existence and scope of which have been disclosed to the Company in advance), access to all offices and other facilities and to all employees, properties, Contracts, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to OAC or its Subsidiaries, as the Company or its Representatives may reasonably request regarding OAC, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and instruct each of OAC’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of OAC and its Subsidiaries.

5.2 Confidentiality. All confidential, proprietary or non-public information obtained by OAC and its Representatives, on the one hand, and the Company and its Representatives, on the other hand, regarding the other Party or its Affiliates (together, the “Disclosing Party”) pursuant to or in connection with this Agreement (“Confidential Information”), shall be kept confidential and not disclosed by the Party receiving such Confidential Information (the “Receiving Party”) or its Representatives other than with the express prior written consent of the Disclosing Party (and, after the Closing, the OAC Representative); provided, that Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Section 5.2, (ii) is or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a third-party, (iii) is known to the Receiving Party or its Representatives prior to disclosure by the Disclosing Party or its Representatives or (iv) is or has been independently developed by the Receiving Party and/or its Representatives without use of any Confidential Information furnished to it by the Disclosing Party. The Parties further acknowledge and agree that the existence and terms of this Agreement and the transactions contemplated hereby are strictly confidential and that the Parties and their respective Representatives shall not disclose to the public or to any third Person the terms of this Agreement and the transactions contemplated hereby other than with the express prior written consent of OAC, the Company and, after the Closing, the OAC Representative. Notwithstanding the foregoing, any such information described in this Section 5.2 may be disclosed by a Party or its Representatives, (a) as may be required by applicable Law or at the request of any Governmental Authority having jurisdiction over such Party or its Representatives, including any applicable public listing requirements, (b) as required to carry out a Party’s obligations hereunder or (c) as may be required to defend any action brought against such Person in connection with this Agreement.

5.3 Conduct of Business of the Company.

(a)  Unless OAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), except (x) as expressly contemplated by this Agreement, (y) for the Permitted Company Activities to the extent permitted by Section 5.6(b), or (z) as set forth on Schedule 5.3, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of the business consistent with past practice, (ii) comply with all Laws applicable to the Company and its Subsidiaries and their respective businesses, assets and employees, and (iii) take commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, to maintain, in all material respects, their existing relationships with all material suppliers, customers and other Persons with whom they do significant business, and to preserve the possession, control and condition of their respective assets, all as consistent with past practice.

(b)  Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement or as otherwise set forth on Schedule 5.3, during the Interim Period, without the prior written consent of OAC (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i)  amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii)  except for a Permitted Company Activity, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other securities;

(iii)  except for the Company Stock Split as contemplated by Section 4.3(b), split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof (other than doing any of the foregoing for the issuance of Company Class A Common Stock prior to the Closing in respect thereof) or pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or other securities;

(iv)  incur, create, assume, prepay or otherwise become liable for any additional Indebtedness (directly, contingently or otherwise) in excess of $250,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(v)  except as provided by the terms of an existing employment or consulting agreement, increase the wages, salaries or compensation of any of its officers, directors, employees or consultants by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2017, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Contract or Company Benefit Plan, in either case, in effect as of the date of this Agreement that has been disclosed to OAC, or in the ordinary course of business consistent with past practice;

(vi)  make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii)  transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of the Company Registered IP, Company Licensed IP or other Company IP, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii)  terminate or waive or assign any material right under any Company Material Contract or enter into any Contract (A) involving amounts reasonably expected to exceed $250,000 per year or (B) that would be a Company Material Contract, in each case except in the ordinary course of business consistent with past practice;

(ix)  fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x)  establish any new Subsidiary or enter into any new line of business;

(xi)  fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii)  revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to maintain compliance with GAAP after consulting with the Company’s outside auditors;

(xiii)  waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financial Statements;

(xiv)  acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xv)  make capital expenditures that are not in the ordinary course of the business or otherwise in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate

(xvi)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xvii)  voluntarily incur any Liability (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate other than in the ordinary course of business of the Target Companies or pursuant to the terms of a Company Material Contract or Company Benefit Plan;

(xviii)  sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xix)  except for (x) the Voting Agreements and (y) a Permitted Company Activity and that otherwise is consistent with and in furtherance of the Company’s obligations under this Agreement, enter into any agreement, understanding or arrangement with respect to the transfer or voting of any capital stock of the Company; provided, that the board of directors of the Company may unilaterally elect to amend the THC Stock Purchase Agreement to permit the holders of Company Purchase Notes to receive their pro-rata portion of the Merger Consideration resulting from the automatic conversion of such Company Purchase Notes in the form of voting OAC Shares;

(xx)  enter into any agreement, understanding or arrangement with respect to the transfer or voting of any capital stock of THC or any direct or indirect Subsidiary of THC;

(xxi)  take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

(xxii)  enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business); or

(xxiii)  enter into any binding agreement or commitment to do any of the foregoing actions.

5.4 Conduct of Business of OAC.

(a)  Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 5.4, OAC shall, and shall cause its Subsidiaries to, (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to OAC and its Subsidiaries and their respective businesses, assets and employees, and (iii) take commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organization, to keep available the services of its managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of its assets, all as consistent with past practice.

(b)  Without limiting the generality of Section 5.4(a) and except (x) as contemplated by the terms of this Agreement or (y) as set forth on Schedule 5.4, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), OAC shall not, and shall cause its Subsidiaries to not:

(i)  amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii)  except as contemplated herein, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other securities;

(iii)  split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or other securities;

(iv)  incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person; provided, that this Section 5.4(b)(iv) shall not prevent OAC from borrowing funds necessary to finance their Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement or the Extension (including for any additional funds required to be added to the Trust Account in connection with the Extension) or other administrative expenses, up to an aggregate amount of additional Indebtedness during the Interim Period of $400,000, which borrowing may, at the election of OAC, be evidenced by an amendment to the OAC Management Convertible Note;

(v)  make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)  amend, waive or otherwise change in any manner adverse to OAC the agreements governing the Trust Account;

(vii)  terminate or waive or assign any material right under any OAC Material Contract or enter into any Contract (A) involving amounts reasonably expected to exceed $50,000 per year or (B) that would be an OAC Material Contract;

(viii)  fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix)  other than Merger Sub, establish any Subsidiary or enter into any business, other than activities expressly designed to consummate the Merger and other transactions contemplated hereby;

(x)  fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi)  revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to maintain compliance with GAAP and after consulting OAC’s outside auditors;

(xii)  waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, OAC) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the OAC Financials;

(xiii)  acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(xiv)  make capital expenditures (excluding for the avoidance of doubt incurring any Expenses, including any expenses incurred in connection with the Extension);

(xv)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xvi)  voluntarily incur any Liability (whether absolute, accrued, contingent or otherwise) in excess of $50,000 individually or $100,000 in the aggregate (excluding the incurrence of any Expenses, including any expenses in connection with the Extension) other than pursuant to the terms of a material Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.4 during the Interim Period;

(xvii)  sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii)  enter into any agreement, understanding or arrangement with respect to the voting of OAC Securities;

(xix)  take any action that would reasonably be expected to materially delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement; or

(xx)  authorize or agree to do any of the foregoing actions.

5.5 OAC Public Filings; Company Interim Financial Statements.

(a)  During the Interim Period, OAC will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts to maintain the listing of the OAC Shares, OAC Public Warrants, OAC Public Rights and OAC Public Units on Nasdaq or obtain a listing for such securities on another Acceptable Securities Exchange. During the Interim Period, at least three (3) Business Days prior to the date of filing of any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, OAC will provide the Company with a copy thereof and any financial statements set forth therein for inclusion in the Registration Statement.

(b)  As promptly as practicable after the date of this Agreement, but in any event on or before July 31, 2017, the Company will provide to OAC (i) the Audited Financial Statements as contemplated by Section 4.7(b) of this Agreement and (ii) all Company Registration Statement Information required for the initial preliminary Registration Statement (such Audited Financial Statements and Company Registration Statement Information, the “Company Required Information”). OAC shall use its commercially reasonable efforts to file the Registration Statement contemplated by Section 5.11 of this Agreement as promptly as practicable following delivery to OAC of the Company Required Information.

(c)  During the Interim Period, within forty-five (45) calendar days following the end of each calendar month, the Company shall deliver to OAC an unaudited consolidated balance sheet as of the end of such calendar month and an unaudited consolidated income statement for such calendar month and for the period from the date of the Company Balance Sheet through the end of such calendar month, and in each case, the applicable comparative periods in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Company and its Subsidiaries as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. Such certificate shall also state that except as noted, from December 31, 2016 through the end of such calendar month there has been no Material Adverse Effect with respect to the Company or its Subsidiaries. During the Interim Period, the Company shall also promptly deliver to OAC copies of any audited consolidated financial statements of the Target Companies that the Company’s certified public accountants may issue.

5.6 No Solicitation; Permitted Company Activities.

(a) For purposes of this Agreement, an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction. For purposes of this Agreement, an “Alternative Transaction” means:

(i)  with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the (A) sale, transfer, exclusive lease or license or other disposal of all or any material part of the business or assets (other than in the ordinary course of business) of the Company and its Subsidiaries, taken as a whole, or (B) the sale, transfer or other disposal of any capital stock or other securities of the Company or its Subsidiaries, in each case of clauses (A) or (B), whether such transaction takes the form of a sale of equity or assets, merger, consolidation, joint venture, partnership, issuance of debt securities or making of a loan or otherwise; provided, however, that an Alternative Transaction shall not include a Permitted Company Activity (as defined in Section 5.6(b) below); and

(ii)  with respect to OAC and its Affiliates, a transaction (other than the transactions with the Target Companies contemplated by this Agreement) concerning a Business Combination.

(b) For purposes of this Agreement, a “Permitted Company Activity” shall mean any one or more of the following transactions referred to below in clauses (i), (ii) and (iii) of this Section 5.7(b) that is or may be undertaken and consummated by the Company prior to the Closing Date:

(i)  Interim Company Equity Financing. A private placement by the Company of up to $10,000,000 in Company Common Stock or Company Preferred Stock (provided that any such Company Preferred Stock must by its terms be automatically converted into Company Class A Common Stock at or prior to the Closing) (an “Interim Company Equity Financing”) at a price per share reflecting a Company valuation at least equal to the $250,000,000 Target Companies Valuation; provided, that for the avoidance of doubt, any capital stock or Company Common Stock Equivalents issued in connection with such Interim Company Equity Financing shall be included in the $250,000,000 Target Companies Valuation and not increase or decrease the total number of OAC Shares constituting the Merger Consideration under this Agreement.

(ii)  Company Public Offerings. On or before the Closing Date, the Company shall have the right to:

(A) file with the SEC a Form CF and related Offering Memorandum in connection with the proposed sale of up to $2,000,000 of Company Class A Common Stock pursuant to crowdfunding provisions contained in Section 4(a)(6) of the Securities Act, pursuant to Title III of the Jumpstart Our Business Startups Act (the “CF Offering”); and also file with the SEC a Form 1-A and related Regulation A+ Offering Circular, and respond to any comment letters from the SEC relating thereto, in connection with a proposed public offering of up to $10,000,000 (inclusive of sales of shares of Company Class A Common Stock in the CF Offering) of Company Class A Common Stock (the “Reg A+ Offering”). The foregoing Form CF and related Offering Memorandum and Form 1-A and related Offering Circular, are collectively referred to as the “Company Offering Documents”) and the CF Offering and Reg A+ Offering are collectively referred to as the “Company Public Offerings”); and

(B) consummate the sale of up to $2,000,000 of Company Class A Common Stock in the CF Offering.

Notwithstanding the provisions of clauses (A) and (B) of this Section 5.6(b)(ii), unless this Agreement shall have previously terminated in accordance with the provisions hereof, without the prior written consent of OAC, in no event shall: (1) such Company Offering Documents value the Company Securities that are outstanding immediately prior to such Company Public Offerings at less than $250,000,000, (2) the Company offer more than 1,000,000 shares of Company Common Stock (after giving effect to the Company Stock Split), (3) the initial offering price of Company Common Stock be less than $11.00 per share (after giving effect to the Company Stock Split), (4) the Company sell or issue more than $25,000 of Company Class A Common Stock to any subscriber or investor, (5) the Company engage the services of an underwriter or placement agent, (6) the Company request the SEC to approve the Company Offering Documents in connection with the Reg A+ Offering, or (7) the Company consummate any sales of Company Class A Common Stock in such Reg A+ Offering. In addition, any shares of Company Common Stock issued and sold in any one or more Company Public Offerings shall be included in the $250,000,000 Target Companies Valuation and not increase or decrease the total number of OAC Shares constituting the Merger Consideration under this Agreement that is issuable to all holders of Company Securities (including investors in such Company Public Offerings).

(iii) Refinancing. The refinancing of outstanding Indebtedness of the Target Companies with new Indebtedness in the same or lesser amounts.

(c)  During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and OAC, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Person is a party.

(d)  Each Party shall notify the other Parties as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if verbal) and the identity of the Person making such inquiry, proposal, offer or request for information. Each Party shall keep the Company and OAC promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

5.7 [Intentionally Omitted]

5.8 Notification of Certain Matters. Each of the Parties shall give prompt notice to the Company and OAC if any of the following occurs during the Interim Period: (i) there has been a material failure on the part of the Party providing the notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt of any notice or other communication in writing from any third party (including any Governmental Authority) alleging (A) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement (other than those Consents specified in the Disclosure Schedules or those Consents that are not material) or (B) any non-compliance with any Law in any material respect; (iii) receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (v) the commencement or, to the Knowledge of such Party, threat of any Action against any Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.9 Efforts.

(a)  Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all required approvals of Governmental Authorities), and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b)  As soon as reasonably practicable following the date of this Agreement, the Parties shall cooperate in all respects with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the Company and OAC if such Party or its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the Company and OAC with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of the Company and OAC to be present for such hearing or meeting.

(c)  If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document, the Parties shall, and shall cause the respective Representatives to, cooperate in all respects with each other and use their respective commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including using their commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

(d)  Prior to the Effective Time, each Party shall use its commercially reasonable efforts to obtain any Consents of third Persons as may be necessary or appropriate for the consummation of the transactions contemplated hereby by such Party or required as a result of the execution, performance or consummation of the transactions contemplated hereby by such Party, and the other Parties shall provide reasonable cooperation in connection with such efforts.

(e)  Notwithstanding anything herein to the contrary, no Party shall be required to agree to any term, condition or modification with respect to obtaining any Consents in connection with the transactions contemplated by this Agreement that would result in, or would be reasonably likely to result in: (i) a Material Adverse Effect to such Party or its Affiliates, or (ii) such Party having to cease, sell or otherwise dispose of any material assets or businesses (including the requirement that any such assets or business be held separate).

5.10 Target Companies Business Plan and Further Assurances.

(a)  By its execution of this Agreement, OAC hereby acknowledges that its board of directors has reviewed and approved the business and operating plan of the Target Companies attached as Schedule 5.10(a) hereto.

(b)  The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.11 Registration Statement and OAC Stockholder Approval Matters.

(a) As soon as practicable after the date hereof OAC shall prepare, with the assistance of the Company, and use its commercially reasonable efforts after receiving the Company Required Information to as promptly thereafter file with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of (i) the issuance in the Conversion of OAC Securities of the Successor to the holders of OAC Securities and (ii) the issuance in the Merger of the Merger Consideration to the holders of Company Securities in accordance with Article I, and containing a proxy statement/prospectus for the purpose of soliciting proxies from holders of OAC Shares for the matters to be acted upon at the Special Meeting (as defined below) and providing such holders an opportunity in accordance with the OAC Charter and the IPO Prospectus to have their OAC Shares redeemed (the “Closing Redemption Offer”) in conjunction with the stockholder vote on the OAC Stockholder Approval Matters. The Registration Statement shall include proxy materials for the purpose of soliciting proxies from holders of OAC Shares to vote, at an extraordinary general meeting of OAC stockholders to be called and held for such purpose (the “Special Meeting”), in favor of resolutions approving (A) this Agreement and the Merger and the other transactions contemplated by this Agreement, (B) the Conversion, (C) the New Equity Incentive Plan, (D) such other matters as the Company and OAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (such approvals in clauses (A) through (D) collectively, the “OAC Stockholder Approval Matters”), and (E) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of OAC. In connection with the Registration Statement, OAC will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation rules set forth in the OAC Charter, the Cayman Act and the rules and regulations of the SEC and Nasdaq (and, if the Parties anticipate using an Acceptable Securities Exchange as of the Closing, such Acceptable Securities Exchange). OAC shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide OAC with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, liabilities, condition (financial or otherwise) business and operations that may be required or appropriate (including as reasonably requested by OAC or its legal counsel or, after the filing of the initial preliminary Registration Statement, by the SEC in its review of the Registration Statement) for inclusion in the Registration Statement, or in any amendments or supplements thereto, including business description narratives, risk factors, management description and analysis of financial information, management information, security holder information and other information required by applicable securities Laws (all such information, collectively, the “Company Registration Statement Information”), which Company Registration Statement Information shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(b)  Notwithstanding anything to the contrary contained herein, OAC, at its sole election and expense, may prepare, with the assistance of the Company, and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, materials in the form of a proxy statement (the “Extension Proxy Statement”) to be used for the purpose of soliciting proxies from the holders of OAC Shares to approve, at a special meeting of the holders of OAC Shares (the “Extension Meeting”), an amendment to the OAC Charter to extend the deadline for OAC to consummate its initial business combination (the “Extension”) from September 12, 2017 to December 12, 2017 (or such earlier date as OAC may determine, the “Extension Date”), and providing such holders with an opportunity to have their OAC Shares redeemed in connection therewith (the “Extension Redemption Offer” and, together with the Closing Redemption Offer, the “Redemption Offers”).

(c)  The Parties shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Meeting, the Extension Proxy Statement, the Extension Meeting and the Redemption Offers. Each Party shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, OAC and, after the Closing, the OAC Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement and, if applicable, the Extension Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement or the Extension Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. OAC shall amend or supplement the Registration Statement and, if applicable, the Extension Proxy Statement and cause such Registration Statement or Extension Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of OAC Shares, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the OAC Charter.

(d)  The Parties, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement or the Extension Proxy Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement and the Extension Proxy Statement to “clear” comments from the SEC and be declared effective by the SEC. Each Party shall provide the Company and OAC with copies of any written comments, and shall inform them of any material oral comments, that such Party or any of its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Meeting, the Extension Proxy Statement, the Extension Meeting and the Redemption Offers promptly after the receipt of such comments and shall give the Company and OAC a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(e)  If applicable, as soon as practicable following the Extension Proxy Statement “clearing” comments from the SEC, OAC shall distribute the Extension Proxy Statement to the holders of OAC Shares and, pursuant thereto, shall call the Extension Meeting in accordance with the Cayman Act for a date no later than thirty (30) days following such “clearing” of comments. As soon as practicable following the Registration Statement “clearing” comments from the SEC and being declared effective by the SEC, OAC shall distribute the Registration Statement to the holders of OAC Shares and, pursuant thereto, shall call the Special Meeting in accordance with the Cayman Act for a date no later than thirty (30) days following such “clearing” of comments.

(f)  Each Party shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, its Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement and the Extension Proxy Statement, any solicitation of proxies thereunder, the calling and holding of the Special Meeting or Extension Meeting, as applicable, and the applicable Redemption Offer.

(g)  OAC shall its reasonable best efforts to obtain the approval of the OAC Stockholders for all of the Stockholder Approval Matters, and specifically those contemplated by clauses (A) through (C) of Section 5.11(a); provided, that OAC shall not be required to pay any consideration to the OAC Stockholders to do so.

5.12 Public Announcements.

(a) The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Company, OAC and, after the Closing, the OAC Representative (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the Company, OAC and, after the Closing, the OAC Representative reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Company and OAC shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, OAC shall file a Current Report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by applicable securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. OAC and the OAC Representative (and, if prior to the Closing, the Company) shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, OAC shall file a Current Report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by applicable securities Laws, which the OAC Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

5.13 Acceptable Securities Exchange. The Parties agree to use their respective commercially reasonable efforts (i) to cause Nasdaq to approve the continued listing of OAC Shares and OAC Public Warrants on Nasdaq following the Effective Time of the Merger, or (ii) to cause the OAC Shares and OAC Public Warrants to be listed on another Acceptable Securities Exchange as of the Closing or as promptly thereafter as reasonably practicable.

5.14 Post-Closing Board of Directors.

(a) The Parties shall take all necessary action, including causing the directors of OAC to resign, so that effective at the Closing, the entire board of directors of the Successor (the “Post-Closing Board”) will consist of seven (7) individuals, a majority of which shall be independent directors in accordance with Nasdaq requirements (or if applicable, the requirements of another Acceptable Securities Exchange on which OAC Shares are listed or intended to be listed). The directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, to be known as “Class I,” “Class II” and “Class III.” Each director shall hold office for a three-year term or until the next annual meeting of stockholders at which his or her successor is elected and qualified (provided, that the first annual meeting of stockholders will not be held prior to the one year anniversary of the Effective Time). At each annual meeting of stockholders, successors to the directors of the class whose term of office expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one class of directors shall expire at each annual meeting. The number of directors in each class, which shall be such that as near as possible to one-third and at least one-fourth (or such other fraction as required by the Nevada Revised Statutes) in number are elected at each annual meeting, shall be established from time to time by resolution of the board of directors and shall be increased or decreased by resolution of the board of directors, as may be appropriate whenever the total number of directors is increased or decreased. Two (2) of the seven (7) members of the Post-Closing Board shall be individuals (at least one of whom shall be an independent director) designated by OAC prior to the Effective Time (the “OAC Directors”). Four (4) of the members of the Post-Closing Board (at least three (3) of whom shall be independent directors) shall be designated by the Company prior to the Effective Time, and the seventh (7th) member of the Post-Closing Board shall be an individual selected by the Company prior to the Effective Time as the Chief Executive Officer of OAC and the Successor. The OAC Directors shall each serve as Class I directors and for a term of not less than one (1) year following the Effective Time of the Merger and may not be removed during such one (1) year period without the prior written consent of the OAC Representative. In the event of a resignation or death of an OAC Director during such one (1) year period, the OAC Representative may appoint a replacement OAC Director. The currently proposed Post-Closing Board, including initial OAC Directors and the initial directors selected by the Company to serve on the Post-Closing Board, are set forth on Schedule 5.14(a) hereto.

(b)  The board of directors of the Company immediately after the Closing shall be the same as the Post-Closing Board.

(c)  At or prior to the Closing, OAC will provide each member of the Post-Closing Board with a director service agreement and customary director indemnification agreement, each in form and substance reasonably acceptable to such director.

5.15 New Equity Incentive Plan. Prior to the Special Meeting, OAC’s board of directors will adopt on behalf of OAC and/or the Successor a new equity incentive plan, which will be in form and substance reasonably acceptable to the Company (the “New Equity Incentive Plan”). OAC will submit the approval of the New Equity Incentive Plan to its stockholders for their ratification and approval at the Special Meeting. The New Equity Incentive Plan will provide for awards for a number of OAC Shares (including those for the OAC Assumed Options) equal to up to ten percent (10%) of the aggregate number of OAC Shares issued and outstanding immediately after the Closing.

5.16 Use of Trust Account Proceeds After the Closing.

(a)  The Parties agree that after the Closing, the funds in the Trust Account shall first be used (i) to pay OAC’s accrued Expenses for the Merger and the other transactions contemplated by this Agreement, including any expenses incurred in connection with the Extension, (ii) to pay any OAC Deferred Expenses (including underwriting commissions payable to the underwriters and any legal fees) and (iii) to pay any outstanding amounts owed under the OAC Management Convertible Note that are not converted into OAC Shares and other amounts owed to the OAC Sponsor Group or EBC. Such amounts will be paid at the Closing. Any remaining cash will be used for general corporate purposes.

(b)  Notwithstanding anything to the contrary, express or implied contained in this Agreement, the parties hereto do hereby agree that in order for the Parties to be required to consummate the Closing under this Agreement, at the Closing, after the payment of all of the items set forth in Section 5.16(a) and payment of the Redemption Offers, OAC shall have net tangible assets, substantially all of which shall be in cash or immediately marketable securities of not less than $5,000,001. In the event that for any reason, the provisions of this Section 5.16(b) cannot be achieved, the holders of the OAC Management Convertible Note and the OAC Sponsor Group shall convert into OAC Private Units, at a conversion price of $10.00 per unit, an applicable principal amount of the OAC Management Convertible Note or any other amounts owed to the OAC Sponsor Group so as to ensure that the net tangible assets of OAC at the Closing, after the payment of all of the items set forth in Section 5.16(a) and payment of the Redemption Offers, shall be not less than $5,000,001.

5.17 Consulting Agreement. At the Closing, the Successor shall enter into a management services agreement with Oreva Capital Corp. in the form of Exhibit B annexed hereto and made a part hereof (the “Consulting Agreement”).

5.18 Supplemental Disclosure Schedules. During the period from the date of this Agreement until the initial Registration Statement is filed by OAC with the SEC in accordance with Section 5.11, each of the Company, on the one hand, and OAC and Merger Sub, on the other hand, shall have the right, by providing one or more written supplemental disclosure schedules (“Supplemental Disclosure Schedules”) to the other parties, to update its Disclosure Schedules to disclose updates: (a) to reflect changes in the ordinary course of business first existing or occurring after the date of this Agreement, which if existing or occurring on or prior to the date of this Agreement, would have been required to be set forth on such schedules, and (b) which updates do not result from any breach of a covenant made by such disclosing Party or its Affiliates in this Agreement. Other than any updates permitted by the prior sentence, no Supplemental Disclosure Schedule shall affect any of the conditions to the Parties’ respective obligations under the Agreement (including for purposes of determining satisfaction or waiver of the conditions set forth in Article VII), or any other remedy available to the Parties arising from a representation or warranty that was or would be inaccurate, or a warranty that would be breached, without qualification by the update.

Article VI

SURVIVAL

6.1 Survival. The representations, warranties, covenants and agreements of the Parties contained in this Agreement shall terminate as of and shall not survive beyond the Closing, and after the Closing there shall be no liability in respect thereof, including liability for any inaccuracy, misrepresentation, breach of, default in, or failure to perform any such representations, warranties, covenants or agreements whether, such liability has accrued prior to or after the Closing, on the part of any Party, its Affiliates or any of its or their respective partners, members, officers, directors, employees, agents or representatives, except (a) for those covenants and agreements to the extent that by their terms apply or are to be performed in whole or in part at or after the Closing and (b) as provided in Article X, which surviving provisions shall be the sole and exclusive remedies of each Party with respect to this Agreement from and after the Closing.

Article VII

CLOSING CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) of the following conditions:

(a)  Registration Statement. The SEC shall have declared the Registration Statement effective, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.

(b)  Required OAC Stockholder Vote. The OAC Stockholder Approval Matters that are submitted to the vote of the OAC stockholders at the Special Meeting in accordance with the Registration Statement shall have been approved by the requisite vote of the stockholders of OAC at the Special Meeting in accordance with the Registration Statement (the “Required OAC Stockholder Vote”).

(c) Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement, shall have been obtained or made, and any waiting periods (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(d) shall have each been obtained or made.

(e) Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(f) No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(g) Net Tangible Assets Test. Upon the Closing, and after giving effect to the completion of the Redemption Offers and the payment of all accrued and unpaid Expenses, OAC shall have net tangible assets of at least $5,000,001, excluding any assets or liabilities of the Target Companies.

(h) Required Company Stockholder Approval. The Company shall have received the Required Company Stockholder Approval whether at the Company Stockholder Meeting or by written consent in accordance with Section 1.13.

7.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Merger and the other transactions described herein are subject to the satisfaction or written waiver (by the Company) of the following additional conditions:

(a)  Representations and Warranties. The representations and warranties of OAC and Merger Sub set forth in this Agreement and in any certificate delivered by any OAC or Merger Sub pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, in the aggregate, reasonably be expected to result in a Material Adverse Effect on, or with respect to, OAC.

(b)  Agreements and Covenants. Each of OAC and Merger Sub shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)  No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to OAC since the date of this Agreement and be continuing and uncured.

(d)  Closing Deliveries.

(i)  Transfer Agent Instruction Letter. The Company shall have received a copy of a letter to OAC’s transfer agent, duly executed by OAC, providing irrevocable instructions to issue the Merger Consideration to the holders of Company Securities in accordance with the terms of this Agreement.

(ii)  Officer Certificate. Each of OAC and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of such Party in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and, with respect to OAC only, 7.2(c).

(iii)  Secretary Certificate. OAC shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to (A) copies of the Organizational Documents of OAC and Merger Sub as in effect on the Closing Date (prior to the Effective Time), (B) the resolutions of the board of directors of each of OAC and Merger Sub authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Merger and each of the other transactions contemplated hereby and thereby, (C) evidence that the Required OAC Stockholder Vote has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which OAC or Merger Sub is a party or otherwise bound.

(iv)  Good Standing. OAC shall have delivered to the Company good standing certificates (or similar documents applicable for such jurisdictions) for OAC and Merger Sub certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the jurisdiction of organization of OAC and Merger Sub and from each other jurisdiction in which OAC or Merger Sub is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(v)  Consulting Agreement. The Company shall have received a copy of the Consulting Agreement, duly executed by OAC.

(vi)  [RESERVED]

(vii)  Legal Opinion. The Company shall have received an opinion from OAC’s Cayman Islands counsel, in form and substance reasonably satisfactory to the Company addressed to the Company and dated as of the Closing Date.

(viii)  Non-Competition Agreements. The Company shall have received a copy of the Non-Competition and Non-Solicitation Agreements by each holder of Company Securities set forth on Schedule 7.2(d)(viii) in favor of and for the benefit of OAC, the Company and each of the other Covered Parties (as defined therein) substantially in the form of Exhibit C hereto (each, a “Non-Competition Agreement”), duly executed by OAC.

(e) New Equity Incentive Plan. The Company shall have received evidence reasonably acceptable to the Company that OAC’s board of directors shall have adopted the New Equity Incentive Plan in accordance with Section 5.15.

7.3 Conditions to Obligations of OAC and Merger Sub. In addition to the conditions specified in Section 7.1, the obligations of OAC and Merger Sub to consummate the Merger and the other transactions described herein are subject to the satisfaction or written waiver (by OAC) of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, in the aggregate, reasonably be expected to result in a Material Adverse Effect on, or with respect to, any Target Company.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to any Target Company since the date of this Agreement and be continuing and uncured.

(d) Closing Deliveries.

(i)  Officer Certificate. The Company shall have delivered to OAC a certificate, dated the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c).

(ii)  Secretary Certificate. The Company shall have delivered to OAC a certificate from its secretary certifying as to (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, (C) evidence that the Required Company Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Company is a party or otherwise bound.

(iii)  Good Standing. The Company shall have delivered to OAC good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority of its jurisdiction of organization and from each other jurisdiction in which it is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv)  Post-Closing Company Board. OAC shall have received evidence reasonably acceptable to OAC that the Post-Closing Company Board as of the Closing is consistent with the requirements of Section 5.14 and the requirements of Nasdaq or Acceptable Securities Exchange on which Successor’s securities are listed as of the Closing, including the appointment of the OAC Directors. The OAC Directors shall have received director service agreements and director indemnification agreements in accordance with the requirements of Section 5.14.

(v)  Legal Opinion. OAC shall have received an opinion from the Company’s counsel, in form and substance reasonably satisfactory to OAC, addressed to OAC and dated as of the Closing Date.

(vi)  Lock-Up Agreements. Each of the stockholders or group of stockholders (in accordance with Exchange Act requirements) of the Company that as of immediately prior to the Effective Time beneficially own at least five percent (5%) of the issued and outstanding shares of capital stock of the Company shall enter into a lock-up agreement with OAC substantially in the form of Exhibit D hereto (each, a “Lock-Up Agreement”).

(vii)  Consulting Agreement. OAC shall have received a copy of the Consulting Agreement, duly executed by Oreva Capital Corp.

(viii)  Non-Competition Agreements. OAC shall have received a copy of the Non-Competition Agreements, duly executed by the Company and each holder of Company Securities set forth on Schedule 7.2(d)(viii).

(ix)  Employment Agreements. OAC shall have received duly executed employment agreements, in each case, effective as of the Closing, in form and substance reasonably acceptable to OAC, between each of the individuals and Target Companies (or the Successor) as set forth on Schedule 7.3(d)(ix) hereto.

(x)  ExWorks Debt and Warrants. The obligations of the Target Companies to ExWorks Capital Fund I, L.P. (“ExWorks”) under the Loan and Security Agreement, dated as of February 27, 2017 (the “ExWorks Loan Agreement”), and the related certificates, instruments and other loan documents (collectively with the ExWorks Loan Agreement, the “ExWorks Debt Documents”), shall either have been (A) extended to a date of which shall be at least six (6) months from the February 28, 2018 expiration date of the stated term of the ExWorks Loan Agreement, or (B) refinanced in accordance with Section 6.5(b)(iii) above with a maturity date of no less than one (1) year from the Closing Date. Unless the obligations of the Target Companies to ExWorks shall have been refinanced or otherwise discharged in full prior to the Closing Date, ExWorks shall also have provided its written consent under the ExWorks Debt Documents to the Merger and the other transactions contemplated by this Agreement and (if applicable) waived any existing defaults under the ExWorks Debt Documents (provided, that if the obligations of the Target Companies to ExWorks shall have been refinanced, as described in clause (B) of the immediately preceding sentence, prior to the Closing Date, the Company shall have received the written consent of the lender for such refinancing, if any, as reasonably required by the loan documents for such refinancing, to the Merger and the other transactions contemplated by this Agreement and, if applicable, waived any existing defaults under such refinancing loan documents). In addition, ExWorks shall have either (A) exercised its warrant to purchase two and three-quarters percent (2.75%) of the issued and outstanding Company Class A Common Stock (the “ExWorks Warrant”) in accordance with the terms thereof and shall own Company Class A Common Stock in lieu thereof as of the Effective Time or (B) provided its written consent under the ExWorks Warrant to the Merger and the other transactions contemplated by this Agreement and agreed to have such warrant terminated in accordance with, and in exchange for the consideration contemplated by, the terms of this Agreement.

(xi)  Requisite Consents. OAC shall have received duly executed copies of the written consents of the holders of (A) the Company Purchase Notes to receive, in lieu of shares of Company Class B Common Stock (non-voting) as contemplated by the Company Purchase Notes, the Purchase Note Conversion Shares as contemplated by and in accordance with Section 1.7(e) of this Agreement and (B) the other Company Common Stock Equivalent Securities (other than the ExWorks Warrant) to receive the applicable Merger Consideration or other consideration to be received by the holders of such Company Common Stock Equivalent Securities pursuant to the terms of this Agreement, including the consent of the holders of Company Options to receive the OAC Assumed Options with respect to their Company Options.

(xii)  Certain Contracts and Liens. OAC shall have received documentation from the Company demonstrating that (A) the letter agreement with Ad Media dated October 20, 2016 does not require any payments by or on behalf of any of the Target Companies in connection with the transactions contemplated by this Agreement, has been paid in full through the date of the Closing and has been appropriately amended to the reasonable satisfaction of OAC, and (B) the $10,000,000 Secured Line of Credit Agreement between the Company and its Subsidiaries shall have been terminated effective at or prior to the Closing without any further liability to any of the Target Companies thereunder, and that any Liens of the Company or the holders of Company Purchase Notes with respect to the assets, properties or securities of any of the Target Companies shall have been terminated and extinguished, including copies of filed UCC termination statements with respect to such Liens.

(xiii)  Wind-down of Inactive Subsidiaries. OAC shall have received evidence reasonably acceptable to OAC that the Company shall have wound-down and dissolved each of its Subsidiaries set forth on Schedule 7.3(d)(xiii).

(xiv)  Material Consultant and Employee Agreements. OAC shall have received copies of written agreements between a Target Company and each Material Consultant and employee referred to in Section 4.20(c), assigning to the applicable Target Company all intellectual property rights to any publications or other work performed by such Material Consultant or employee, duly executed by a Target Company and the applicable Material Consultant or employee.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VIII

TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time as follows:

(a)  by mutual written consent of OAC and the Company;

(b)  by written notice by either OAC or the Company to the other, if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by September 12, 2017 (the “Outside Date”) (unless OAC receives the approval of its stockholders for the Extension, in which event, the Outside Date shall automatically be extended to the earlier of (i) ninety (90) days following the delivery by the Company of the Company Required Information and (ii) the Extension Date); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)  by written notice by either the Company or OAC to the other, if both the Nasdaq and other Acceptable Securities Exchanges advise either or both of the Company or OAC in writing that, for any reason or no reason, the listing of the OAC Shares on such stock exchanges at the Effective Time of the Merger will not be approved;

(d)  by written notice by either OAC or the Company to the other, if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, such action by such Governmental Authority;

(e)  by written notice by the Company to OAC, if (i) there has been a breach by OAC or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of OAC or Merger Sub shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the Outside Date;

(f)  by written notice by OAC to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by OAC or (B) the Outside Date;

(g)  by written notice by OAC to the Company, if there shall have been a Material Adverse Effect on the Target Companies, when taken as a whole, following the date of this Agreement which is uncured and continuing;

(h)  by written notice by the Company to OAC, if there shall have been a Material Adverse Effect on OAC following the date of this Agreement which is uncured and continuing;

(i)  by written notice by OAC to the Company, if (i) the Special Meeting is held and the Required OAC Stockholder Vote is not obtained at such meeting or (ii) the Extension Meeting (including any adjournments or postponements thereof) is held and shall have concluded and the Extension shall not have been approved; provided, that OAC shall not be permitted to terminate under this Section 8.1(i) if OAC has breached its obligations under Section 5.11(g) in any material respect;

(j)  by written notice by either OAC or the Company to the other Party, if (i) the Company Stockholder Meeting is held and the Required Company Stockholder Approval is not obtained at such meeting or (ii) within thirty (30) days after the Registration Statement being declared effective by the SEC the Company Stockholder meeting has not been held and the Required Company Stockholder Approval has not been obtained by written consent of the Company’s stockholders in accordance with the requirements of Section 1.13 (provided, that the Company shall not be permitted to terminate under this Section 8.1(j) if the Company has breached its obligations under Section 1.13 in any material respect); or

(k)  by written notice by OAC to the Company, if (i) the Company shall not have delivered to OAC on or prior to July 31, 2017 (A) duly executed copies of all of the Voting Agreements required to be delivered by Section 1.10 or (B) the Audited Financial Statements and the Post-Signing Unaudited Financial Statements, or (ii) if the Audited Financial Statements are materially different from the Unaudited Annual Financial Statements in an adverse manner, including any of the consolidated revenues, net income before taxes, or assets being more than ten percent (10%) less than the amounts set forth in the Unaudited Annual Financial Statements or the consolidated liabilities being more than ten percent (10%) greater than the amounts set forth in the Unaudited Annual Financial Statements.

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the terminating Party to the other applicable Party, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except (i) Sections 5.2, 5.12, Article VI, Article IX, Article X and this Article VIII shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or Fraud Claim against such Party, in either case, prior to termination of this Agreement (subject to Article IX).

8.3 Fees and Expenses. Subject to Sections 9.1 and Section 10.13, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a Party hereto and/ or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any ancillary document related hereto and all other matters related to the consummation of this Agreement, including the Conversion. With respect to OAC, the term “Expenses” shall include all costs and expenses incurred in connection with the Initial Extension, the Second Extension, the Third Extension and the Extension and any and all deferred expenses (including underwriting commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, and other deferred expenses owed to its legal counsel, accountants and other advisors for its activities conducted in connection with seeking a Business Combination with other potential third parties prior to the date of this Agreement (collectively “OAC Deferred Expenses”).

Article IX

TRUST FUND WAIVER

9.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company warrants and represents that it has read the IPO Prospectus and understands that the OAC has established the Trust Account containing the proceeds of the IPO and the OAC Private Placement (including interest accrued from time to time thereon) for the benefit of OAC’s public stockholders (including overallotment shares acquired by OAC’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, OAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their OAC Shares in connection with the consummation of OAC’s initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”), (b) to the Public Stockholders if OAC fails to consummate a Business Combination by September 12, 2017 or such earlier date as determined by OAC’s directors (as extended by the Initial Extension, the Second Extension and Third Extension, and as it may be further extended by the Extension), (c) with respect to any interest earned on the amounts held in the Trust Account necessary to pay any taxes or for working capital requirements or (d) to OAC after or concurrently with the consummation of a Business Combination. For and in consideration of the OAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor its Affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom that are paid directly or indirectly through OAC to Public Stockholders (“Public Distributions”), or make any claim against the Trust Account (including any Public Distributions), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the OAC or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or its Affiliates may have against the Trust Account (including any Public Distributions) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with OAC or its Representatives and will not seek recourse against the Trust Account (including any Public Distributions) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with OAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by OAC and its Affiliates to induce OAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable under applicable Law. To the extent the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the OAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the OAC or its Representatives, the Company hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any Public Distributions) or any amounts contained therein. In the event that the Company or any of its Affiliates commences an Action based upon, in connection with, relating to or arising out of any matter relating to OAC or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any Public Distributions) or the Public Stockholders, whether in the form of money damages or injunctive relief, OAC and its Representatives shall be entitled to recover from the Company and its Affiliates the associated legal fees and costs in connection with any such Action, in the event the OAC or its Representatives, as applicable, prevails in such Action. For the avoidance of doubt, for purposes of this Section 9.1, the members of the OAC Sponsor Group shall be deemed to be Affiliates of OAC. This Section 9.1 shall survive termination of this Agreement for any reason.

Article X

MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to OAC or
the OAC Representative:	Origo Acquisition Corporation
708 Third Avenue
New York, NY 10017
Attention: Jose M. Aldeanueva, CFO
Tel: (212) 634-4512
	Email:	jaldea@aol.com

With a copy (which shall not
constitute Notice) to:	Ellenoff Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
	Attn:	Douglas Ellenoff, Esq.
Stuart Neuhauser, Esq.
	Fax:	(212) 370-7889
	Tel:	(212) 370-1300
	Email:	ellenoff@egsllp.com
sneuhauser@egsllp.com

If to the Company:	Hightimes Holding Corp.
5520 Wilshire Boulevard
Los Angeles, CA 90036
	Attn:	Adam E. Levin, CEO
	Tel:	310-774-0100
	Email:	adam@orevacap.com

With a copy (which shall not
constitute Notice) to:	CKR Law, LLP
12100 Wilshire Boulevard, Suite 480
Los Angeles, California 90025
	Attn:	Stephen A. Weiss, Esq.
	Tel:	(310) 312-1860
	Email:	sweiss@ckrlaw.com

10.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Company and OAC, and after the Closing, the OAC Representative, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.5 waiver of jury trial. each party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any action directly or indirectly arising out of, under or in connection with this agreement or the transactions contemplated hereby. each party hereto (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section 10.5.

10.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

10.8 Amendment. This Agreement may only be amended pursuant to a written agreement signed by each of the Company, OAC and the OAC Representative.

10.9 Waiver. OAC on behalf of itself and its Affiliates and the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party or other third person contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the Party or Parties to be bound thereby (including by the OAC Representative in lieu of OAC to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the OAC Representative.

10.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein or the exhibits and schedules hereto, which collectively supersede all prior agreements and the understandings among the Parties with respect to such subject matter.

10.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Exhibit” and “Schedule” are intended to refer to Sections, Articles, Exhibits and Schedules to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement or any Ancillary Document to a Person’s (i) directors shall include any member of such Person’s governing body, (ii) officers shall include any Person filling a substantially similar position for such Person or (iii) stockholders or shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to OAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of OAC and its Representatives and OAC and its Representatives have been given access to the electronic folders containing such information.

10.12 Counterparts. This Agreement may be executed and delivered (including by facsimile, pdf or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.13 OAC Representative.

(a) OAC, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby appoints, effective as of the Effective Time, Jose Aldeanueva, in his capacity as the OAC Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person in connection with: (i) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the OAC Representative is a party in such capacity; (ii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the OAC Representative is a party in such capacity, (iii) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the OAC Representative, in its sole discretion, deems necessary or advisable in the performance of its duties as the OAC Representative and to rely on their advice and counsel; (iv) incurring and paying expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (v) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the OAC Representative is a party in such capacity, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the OAC Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the stockholders of the Company other than the stockholders of the Company immediately prior to the Effective Time, and their respective successors and assigns. All decisions and actions by the OAC Representative, shall be binding upon the Company and its Subsidiaries, successors and assigns, and no Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.13 are irrevocable and coupled with an interest. The OAC Representative hereby accepts its appointment and authorization as the OAC Representative under this Agreement.

(b)  The OAC Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the OAC Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. OAC shall indemnify, defend and hold harmless the OAC Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the OAC Representative and arising out of or in connection with the acceptance or administration of the OAC Representative’s duties (in its capacity as such) under this Agreement or any Ancillary Document, including the reasonable fees and expenses of any legal counsel retained by the OAC Representative. In no event shall the OAC Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The OAC Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the OAC Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the OAC Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of OAC, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the OAC Representative may deem necessary or desirable from time to time. All of the indemnities, immunities, releases and powers granted to the OAC Representative under this Section 10.13 shall survive the Closing and survive indefinitely.

(c)  The Person serving as the OAC Representative may resign upon ten (10) days’ prior written notice to OAC and the Company, provided, that the OAC Representative appoints a replacement OAC Representative. Each successor OAC Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original OAC Representative, and the term “OAC Representative” as used herein shall be deemed to include any such successor OAC Representatives.

10.14 Representation of OAC. The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented OAC, Merger Sub, the OAC Sponsor Group and/or the OAC Representative in connection with this Agreement, and has also represented OAC, Merger Sub, the OAC Sponsor Group, the OAC Representative and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent one or more of the OAC Sponsor Group or the OAC Representative or their Affiliates in connection with matters in which such Persons are adverse to the Surviving Corporation or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. Each of OAC and the Company, who is represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agrees, in advance, to waive (and to cause its Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the OAC Sponsor Group or the OAC Representative or their Affiliates in which the interests of such Person are adverse to the interests of OAC or the Surviving Corporation or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement. The Parties hereto acknowledge and agree that, for the purposes of the attorney-client privilege, the OAC Representative (and not OAC or the Surviving Corporation or their respective directors, officers or employees), shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents.

Article XI

DEFINITIONS

11.1 Certain Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acceptable Securities Exchange” means any of the following markets or exchanges on which the OAC Shares may be listed or quoted for trading on the date in question: the NYSE MKT, LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, certificate, instrument or document attached hereto as an Exhibit or to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Antitrust Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Cayman Act” means the Cayman Islands Companies Law (2016 Revision), as amended.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid regulation promulgated or ruling issued thereunder.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Disclosure Schedules” means the OAC Disclosure Schedules or the Company Disclosure Schedules, as applicable.

“EBC” means Early Bird Capital, Inc., the lead underwriter in the IPO.

“Environmental Law” means any Law, now or hereafter in effect, in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. §1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Clean Water Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. §651 et seq.), as each has been or may be amended.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section and any valid regulation promulgated or ruling issued thereunder.

“ERISA Affiliate” means each Person which together with any Target Company would be deemed a “single employer” within the meaning of Section 414(b) or (c) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest) or for the deferred purchase price of property or services, (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by a Lien on any property of such Person, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (i) all obligation described in clauses (a) through (h) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: (i) Patents, (ii) Trademarks, (iii) Copyrights, (iv) Trade Secrets, (v) computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases Software, (vi) domain name registrations, web sites and web pages and related rights, items and documentation related thereto and (vii) other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“IPO” means the initial public offering of OAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of OAC (f/k/a CB Pharma Acquisition Corp.), filed with the SEC (File No. 333-199558) and dated as of December 12, 2014.

“Knowledge” means, (i) with respect to any Party that is an entity, the actual knowledge of its directors and executive officers, after due inquiry and (ii) with respect to any Party that is an individual, the actual knowledge of such Party after due inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Loss” means any losses, Actions, Orders, Liabilities, damages (including consequential damages), Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses).

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries to consummate the transactions contemplated this Agreement or any Ancillary Document on a timely basis. Notwithstanding the foregoing, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the United States or any other country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); and (vi), with respect to OAC, the consummation and effects of any Redemption Offers; provided, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) to (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to OAC, the amount of redemptions in any Redemption Offers or the failure to obtain the Required OAC Stockholder Vote or the Extension shall not be deemed to be a Material Adverse Effect on or with respect to OAC.

“Merger Sub Common Stock” means the common stock, par value $0.01 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“OAC Charter” means Amended and Restated Memorandum and Articles of Association of OAC, as amended.

“OAC Fortress Convertible Notes” means those certain convertible promissory notes in the aggregate principal amount of $325,000 issued by OAC on March 19, 2015 ($100,000 in principal), October 2015 ($50,000 in principal), February 3, 2016 ($100,000 in principal) and March 16, 2016 ($75,000 in principal) to Fortress Biotech, Inc., which the holder thereof had previously agreed to convert the outstanding obligations thereunder upon the consummation of a Business Combination into 32,500 OAC Private Units at a price of $10.00 per unit.

“OAC Management Convertible Note” means that certain convertible promissory note in the initial principal amount of $1,000,000 issued by OAC on June 10, 2016 to certain members of the OAC Sponsor Group (as amended on December 16, 2016 and January 23, 2017), of which up to $175,000 in principal amount is convertible upon consummation of a Business Combination at the option of the holder into up to 17,500 OAC Private Units at $10.00 per unit, as it may be amended after the date of this Agreement in accordance with the requirements of this Agreement (including Sections 5.4 and 5.16(b) hereof).

“OAC Shares” as used in this Agreement, shall mean the collective reference (a) with respect to OAC, the ordinary shares, par value $0.0001 per share, of OAC up to and including the Conversion, and (b) with respect to the Successor following the Conversion, its shares of common stock, $0.0001 par value per share.

“OAC Private Right” means one right that was included as part of each OAC Private Unit entitling the holder thereof to receive one-tenth (1/10th) of an OAC Share upon the consummation by OAC of an initial Business Combination.

“OAC Private Unit” means the units issued in the OAC Private Placement, consisting of one OAC Share, one OAC Private Warrant to purchase one-half ('/2) of an OAC Share and one OAC Private Right.

“OAC Private Warrant” means one whole warrant that was included as part of each OAC Private Unit entitling the holder thereof to purchase one-half ('/2) of an OAC Share at a price of $11.50 per share, which are not subject to redemption, but are entitled to cashless exercise in accordance with the terms thereof. From and after the Conversion, an OAC Private Warrant will refer to an equivalent warrant issued by the Successor to acquire OAC Shares.

“OAC Public Right” means one right that was included as part of each OAC Public Unit entitling the holder thereof to receive one-tenth (1/10th) of an OAC Share upon the consummation by OAC of an initial Business Combination.

“OAC Public Unit” means the units issued in the IPO, consisting of one OAC Share, one OAC Public Warrant to purchase one-half ('/2) of an OAC Share and one OAC Public Right.

“OAC Public Warrant” means one whole warrant that was included as part of each OAC Public Unit entitling the holder thereof to purchase one-half ('/2) of an OAC Share at a price of $11.50 per share, subject to redemption in accordance with the terms thereof. From and after the Conversion, an OAC Public Warrant will refer to an equivalent warrant issued by the Successor to acquire OAC Shares.

“OAC Right” means an OAC Private Right or OAC Public Right.

“OAC Securities” means, collectively, the OAC Shares, the OAC Rights, the OAC Warrants, the OAC UPO, the OAC Fortress Convertible Notes and the OAC Management Convertible Note.

“OAC Sponsor Group” means, collectively, EJF Opportunities, LLC, Stephen B. Pudles, Jose M. Aldeanueva, Jeffrey J. Gutovich Profit Sharing Plan and Barry Rodgers.

“OAC Unit” means an OAC Private Unit or OAC Public Unit.

“OAC UPO” means the unit purchase options granted to EBC to purchase up to 400,000 Public OAC Units at a price of $11.00 per unit, commencing upon the consummation of the Closing, and expiring December 12, 2019. From and after the Conversion, the OAC UPO will refer to an equivalent unit purchase option granted by the Successor to EBC to acquire OAC Shares.

“OAC Warrant” means an OAC Private Warrant or OAC Public Warrant.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to OAC, the OAC Charter, and with respect to the Successor or any other Person, its Certificate of Incorporation and Bylaws or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over any owned or leased real property, which are not violated by the current use and operation of such real property and which do not materially impair the occupancy, use or value of such real property for the purposes for which it is currently used or contemplated to be used, (f) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to owned or leased real property, which do not materially impair the occupancy, use or value of such real property for the purposes for which it is currently used or contemplated to be used, or (g) any right of way or easement related to public roads and highways, which do not materially impair the occupancy, use or value of such real property for the purposes for which it is currently used or contemplated to be used.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representative” means, as to any Person, such Person’s Affiliates and the managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants) of such Person and its Affiliates.

“SEC” means the Securities and Exchange Commission (or any successor Governmental Authority). “Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trust Account” means the trust account established by OAC with the proceeds from the IPO and the OAC Private Placement in accordance with the IPO Prospectus.

11.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
Acquisition Proposal	5.6(a)	Effective Time	1.2
Agreement	Preamble	EGS	2.1
Alternative Transaction	5.6(a)	Enforceability Exceptions	3.2
Audited Financial Statements	4.7(b)	Environmental Permits	4.17(a)
Business	Recitals	Exchange Agent	1.11(a)
Business Combination	9.1	Expenses	8.3
Certificate of Merger	1.2	Extension	5.11(b)
CF Offering	5.6(b)(ii)(A)	Extension Date	5.11(b)
Closing	2.1	Extension Meeting	5.11(b)
Closing Date	2.1	Extension Proxy Statement	5.11(b)
Closing Filing	5.12(b)	Extension Redemption Offer	5.11(b)
Closing Press Release	5.12(b)	ExWorks	7.3(d)(x)
Closing Redemption Offer	5.11(a)	ExWorks Debt Documents	7.3(d)(x)
Company	Preamble	ExWorks Loan Agreement	7.3(d)(x)
Company Benefit Plan	4.21(a)	ExWorks Warrant	7.3(d)(x)
Company Certificates	1.11(a)	Initial Extension	3.5(e)
Company Class A Common Stock	4.3(a)	Interim Company Equity Financing	5.6(b)(i)
Company Class B Common Stock	4.3(a)	Interim Period	5.3(a)
Company Common Stock	4.3(a)	Lock-Up Agreement	7.3(d)(vi)
		Material Consultants	4.20(d)
Company Common Stock Equivalent Securities	1.7(c)	Merger	Recitals
Company Disclosure Schedules	Article IV	Merger Consideration	1.7(b)
Company Financial Statements	4.7(b)	Merger Sub	Preamble
Company Fully-Diluted Common Stock		New Equity Incentive Plan	5.15
	1.7(d)	Non-Competition Agreement	7.2(d)(viii)
Company IP	4.13(d)	OAC	Preamble
Company IP License	4.13(a)	OAC Assumed Option	1.7(f)
Company Material Contract	4.12(a)	OAC Deferred Expenses	8.3
Company Offering Documents	5.6(b)(ii)(A)	OAC Directors	5.14(a)
Company Options	4.3(e)	OAC Disclosure Schedules	Article III
Company Permits	4.10	OAC Financials	3.6(c)
Company Preferred Stock	4.3(a)	OAC Material Contract	3.14(a)
Company Public Offerings	5.6(b)(ii)(A)	OAC Private Placement	3.5(a)
Company Purchase Notes	1.7(e)	OAC Representative	Preamble
Company Real Properties	4.15(a)	OAC SEC Reports	3.6(a)
Company Real Property Leases	4.15(a)
Company Registered IP	4.13(a)	OAC Stockholder Approval Matters	5.11(a)
		Outbound IP License	4.13(c)
Company Registration Statement Information	5.11(a)	Outside Date	8.1(b)
Company Required Information	5.5(b)	Party(ies)	Preamble
Company Securities	1.7(e)	Permitted Company Activity	5.6(b)
Company Stock Split	4.3(b)	Post-Closing Board	5.14(a)
Company Stockholder Meeting	1.13
Confidential Information	5.2	Post-Signing Unaudited Financial Statements	4.7(b)(iv)
Consolidated Unaudited Target		Public Distributions	9.1
Company Financial Statements	4.7(b)(iv)	Public Stockholders	9.1
Consulting Agreement	5.17	Purchase Note Conversion Shares	1.7(e)
Conversion	1.6	Receiving Party	5.2
DGCL	Recitals	Redemption Offers	5.11(b)
Disclosing Party	5.2	Reg A+ Offering	5.6(b)(ii)(A)
Disclosure Statement	1.13	Registration Statement	5.11(a)
Dissenting Interests	1.14	Related Person	4.22

Term	Section	Term	Section
Released Claims	9.1	THC	Recitals
		THC Stock Purchase Agreement	1.7(e)
Required Company Stockholder Approval	1.13	Third Extension	3.5(e)
Required OAC Stockholder Vote	7.1(b)	Top Advertisers	4.24
Second Extension	3.5(e)	Top Suppliers	4.24
Section 409A Plan	4.21(k)
Signing Filing	5.12(b)
Signing Press Release	5.12(b)	Unaudited Comparative Consolidated THC Financial Statements	4.7(b)(iii)
Special Meeting	5.11(a)
Specified Courts	10.4	Unaudited Annual Financial Statements	4.7(a)
Successor	1.6	Unaudited Financial Statements	4.7(b)(iv)
Supplemental Disclosure Schedules	5.18	Uncertificated Company Common Stock Equivalent Securities	1.11(a)
Surviving Corporation	1.1	Voting Agreement	1.10
Target Companies Valuation	1.7(a)
Target Company(ies)	Recitals

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

OAC:

ORIGO ACQUISTION CORPORATION

By:	/s/ Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer

The Company:

HIGHTIMES HOLDING CORP.

By:	/s/ Adam E. Levin
Name: Adam E. Levin
Title: Chief Executive Officer

Merger Sub:

HTHC MERGER SUB, INC.

By:	/s/ Edward J. Fred
Name: Edward J. Fred
Title: President

The OAC Representative:

/s/ Jose Aldeanueva
Jose Aldeanueva, in the capacity hereunder as the OAC Representative

Final Form

EXHIBIT A

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made as of July [●], 2017 by and among (i) Origo Acquisition Corporation, a Cayman Islands business company (including any successor entity thereto, “OAC”), (ii) Hightimes Holding Corp., a Delaware corporation (the “Company”), and (iii) the undersigned shareholder (“Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, OAC, the Company, HTHC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of OAC (“Merger Sub”), and Jose Aldeanueva, solely in the capacity as the OAC Representative thereunder, have entered into that certain Merger Agreement, dated as of July 24, 2017 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of the Company and Company Common Stock Equivalent Securities as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive, or convert into, the Merger Consideration or other consideration (including OAC Assumed Options) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the Merger Agreement, the Ancillary Documents, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”) and (c) recommended the approval and the adoption by each of the Company Shareholders of the Merger Agreement, the Ancillary Documents, the Merger and the other Transactions;

WHEREAS, as a condition to the willingness of OAC to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by the Holder thereunder, and the expenses and efforts to be undertaken by OAC and the Company to consummate the Transactions, OAC, the Company and the Holder desire to enter into this Agreement in order for the Holder to provide certain assurances to OAC regarding the manner in which the Holder is bound hereunder to vote any shares of voting capital stock of the Company which the Holder beneficially owns, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. The Holder agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of the Company Shareholders or any class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present (in person or by proxy) for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Holder’s Shares (i) in favor of, and adopt, the Merger, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any and all proposals for the acquisition of the Company that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger, the Merger Agreement or any of the Transactions, or which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; or (B) any other proposal or action involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled;

Ex A-1

(b)  to execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or Company in order to carry out the terms and provision of this Section 1, including, without limitation, (i) delivery of the Holder’s Company Certificate (or an affidavit and indemnity of loss in lieu of the Company Certificate), duly endorsed for transfer, to the Exchange Agent, OAC or the Company and any similar or related documents and such other documents as may be reasonably requested by OAC, (ii) any actions by written consent of the Company Shareholders presented to the Holder, (vi) any applicable Ancillary Documents (including, if applicable, the Lock-Up Agreement and the Non-Competition Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c)  not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by the Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by Company in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

(d)  except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e)  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Merger, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the DGCL.

2. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period the Holder shall not, and shall cause his or its Affiliates not to, without Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform his or its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, Company that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of Company, and the Company hereby agrees that it shall not effect any such Transfer.

Ex A-2

(b)  Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Company by reason of any stock dividend or distribution, split-up, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify OAC promptly in writing of the number and type of any additional Shares acquired by Holder, if any, after the date hereof.

(c)  Actions; Efforts. Holder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that unless the Merger Agreement is terminated in accordance with its terms, Holder shall use his or its commercially reasonable efforts to cooperate with OAC to effect the Merger, all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement.

(d)  Registration Statement. During the Voting Period, Holder agrees to provide to OAC and its Representatives any information regarding Holder or the Shares that is required by the Company or its Representatives for inclusion in the Registration Statement pursuant to applicable Law or SEC or Nasdaq (or, if applicable, any other Acceptable Securities Exchange) rules or requirements.

(e)  Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and OAC. Holder hereby authorizes the Company and OAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq (or, if applicable, any other Acceptable Securities Exchange) or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

3. Representations and Warranties of Holder. Holder hereby represents and warrants to Company as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that OAC is entering into the Merger Agreement in reliance upon the simultaneous or subsequent execution and delivery of this Agreement by Holder.

Ex A-3

(b)  Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. Except for the Shares and other securities of the Company set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c)  No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d)  No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of OAC, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of OAC, the Company and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4(a) shall survive the termination of this Agreement.

Ex A-4

(b)  Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the Holder are personal to the Holder and may not be assigned, transferred or delegated by the Holder at any time without the prior written consent of OAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Except as contemplated by the Merger Agreement, neither the Company nor OAC may assign any or all of its rights under this Agreement, in whole or in part without obtaining the consent or approval of the Holder.

(c)  Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)  Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 4(g). Nothing in this Section 4(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

Ex A-5

(f)  Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)  Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to OAC, to: Origo Acquisition Corporation 708 Third Avenue New York, NY 10017 Attention: Jose M. Aldeanueva, CFO Tel: (212) 634-4512 Email: jaldea@aol.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole, LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn:   Douglas Ellenoff, Esq.

            Stuart Neuhauser, Esq.

Fax:    (212) 370-7889

Tel:     (212) 370-1300

Email: ellenoff@egsllp.com

            sneuhauser@egsllp.com

If to the Company, to:	With a copy to (which shall not constitute notice):

Hightimes Holding Corp.	CKR Law, LLP
5520 Wilshire Boulevard	12100 Wilshire Boulevard, Suite 480
Los Angeles, CA 90036	Los Angeles, California 90025
Attn: Adam E. Levin, CEO	Attn: Stephen A. Weiss, Esq.
Tel: 310-774-0100	Tel: (310) 312-1860
Email: adam@orevacap.com	Email: sweiss@ckrlaw.com

If to the Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and OAC (and each of their copies for notices hereunder).

(h)  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of OAC, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Ex A-6

(i)  Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)  Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Holder, money damages will be inadequate and OAC will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Holder in accordance with their specific terms or were otherwise breached. Accordingly, OAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)  Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l)  No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and OAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting agreements with the Company or OAC. Holder is not affiliated with any other holder of securities of the Company entering into a voting agreement with the Company or OAC in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in OAC any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m)  Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Ex A-7

(n)  Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of OAC or any of the obligations of the Holder under any other agreement between the Holder and OAC or any certificate or instrument executed by the Holder in favor of OAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of OAC or any of the obligations of the Holder under this Agreement.

(o)  Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Ex A-8

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

OAC:

ORIGO ACQUISITION CORPORATION

By:
Name:	Jose Aldeanueva
Title:	Chief Financial Officer

The Company:

HIGHTIMES HOLDING CORP.

By:
Name:	Adam E. Levin
Title:	Chief Executive Officer

The Holder:

By: ___________________________
Name:

Number and Type of Shares:

_______ shares of Company Class A Common Stock

Address for Notice:

Address: ______________________________________
_____________________________________________ _____________________________________________
Facsimile No.:___________________________________
Telephone No.:__________________________________
Email: _________________________________________

[Signature Page to Voting Agreement]

Final Form

EXHIBIT B

FORM OF

CONSULTING SERVICES AGREEMENT

BY AND BETWEEN

HIGH TIMES MEDIA CORPORATION

AND

OREVA CAPITAL CORPORATION

Effective as of________ , 2017

Ex B-1

THIS CONSULTING SERVICES AGREEMENT effective as of___________, 2017 (the “Commencement Date”) by and between HIGH TIMES MEDIA CORPORATION, a Nevada corporation, formerly known as Origo Acquisition Corporation, a Cayman Island corporation (the “Company”), and OREVA CAPITAL CORP., a Delaware corporation (the “Consultant”). Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties.”

WHEREAS, the Company has determined that it would be in its best interests to appoint the Consultant to perform the Services described herein and have agreed, therefore, to appoint the Consultant to perform such Services; and

WHEREAS, the Consultant has agreed to act as Consultant and to perform the Services described herein on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general members, or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Board of Directors” means, with respect to the Company, the Board of Directors of the Company, or any committee thereof that has been duly authorized by the Board of Directors to make a decision on the mailer in question or bind the Company, as to the matter in question.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

Ex B-2

“Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer.

“Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer.

“Commencement Date” means the date of execution and delivery of this Agreement. “Company” has the meaning set forth in the preamble of this Agreement.

“Company Officers” means the Chief Executive Officer and the Chief Financial Officer and any other officer of the Company hereinafter appointed by the Board of Directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Securities Laws” means, collectively, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

“Fiscal Quarter” means the Company’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“Fiscal Year” means the Company’s fiscal year for purposes of reporting its income for federal income tax purposes.

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

“Guaranty” shall mean the Guarantee of each of the members of the High Times Group (other than the Company) annexed hereto as Exhibit A and made a part hereof.

“Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or that is otherwise its legal liability, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.

“Indemnified Parties” has the meaning set forth in Article X hereof.

“Independent Director” means a director who (i)(a) is not an officer or employee of the Company, or an officer, director or employee of any of the Subsidiaries of the Company or their Subsidiaries, (b) was not appointed as a director pursuant to the terms of this Agreement and (c) is not affiliated with the Consultant or any of its Affiliates, and (ii) satisfies the independence requirements under the Exchange Act and the rules and regulations of the Qualified Stock Exchange.

Ex B-3

“High Times Group” shall mean the collective reference to the direct and indirect Subsidiaries of the Company, now existing or hereafter acquired or created, including Hightimes Holding Corp., a Delaware corporation (“HTH”) and Trans-High Corporation, a New York corporation (“THC”) and the Subsidiaries of THC.

“Consulting Fee” has the meaning set forth in Section 7.2(a) hereof.

“Consultant” has the meaning set forth in the preamble of this Agreement.

“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.

“Person” means any individual, company (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Qualified Stock Exchange” means any one or more of the New York Stock Exchange, the Nasdaq Capital Market, the National Market, the NYSE MKT or the Toronto Stock Exchange, including the Toronto Venture Exchange (or any successor thereto).

“Securities Act” means the Securities Act of 1933, as amended.

“Services” has the meaning set forth in Section 3.1(b) hereof.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding voting equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Term” shall mean the period of time calculated from the Commencement Date and continuing through and including the expiration of the last day of the thirty-six (36) consecutive month following the Commencement Date.

“Termination Fee” shall mean a payment to the Consultant of an aggregate of $280,000, payable in eight monthly installments as provided in Section 8.4.

“Termination Fee Date” shall mean the first date of the occurrence on any event contemplated by Section 8.2(a) or (b) as a result of which a Termination Fee shall be payable to the Manger.

ARTICLE II

APPOINTMENT OF THE MANAGER

Section 2.1 Appointment

The Company hereby agrees to, and hereby does, appoint the Consultant to perform the Services as set forth in Section 3.1 herein and in accordance with the terms of this Agreement.

Section 2.2 Term

The Consultant shall provide Services to the Company from the Commencement Date until the expiration of the Term of this Agreement, unless this Agreement shall be sooner terminated in accordance with Article VIII hereof.

Ex B-4

ARTICLE III

OBLIGATIONS OF THE PARTIES

Section 3.1 Obligations of the Consultant

(a)  Subject always to the oversight and supervision of the Board of Directors of the Company and the terms and conditions of this Agreement, the Consultant shall during the term of this Agreement (i) perform the Services as set forth in Section 3.1(b) below and (ii) comply with the operational objectives and business plans of the Company in existence from time to time. The Company shall promptly provide the Consultant with all amendments to stated operational objectives and business plans of the Company approved by the Board of Directors of the Company and any other available information reasonably requested by the Consultant.

(b)  The Consultant agrees and covenants that it shall perform the following services (as may be modified from time to time pursuant to Section 3.3 hereof, the “Services”):

(i)  providing administrative services, including recommendations to the Company’s Board of Directors of the engagement of or, with the approval of the Board of Directors, engaging agents, consultants or other third party service providers to the Company, including accountants, lawyers, registered investment advisers or experts, in each case, as may be necessary by the Company from time to time;

(ii)  as authorized from time to time by the Board of Directors, dealing with investment bankers, investor relations consultants and other members of the investment community;

(iii)  identify, evaluate, manage, perform due diligence on, negotiate and providing assistance to the Company Board of Directors in connection with the acquisitions of target businesses by the High Times Group; provided, that the Consultant shall not advise the Company as to whether or not such acquisitions shall be structured as asset acquisitions or the acquisition of securities or otherwise and all such determinations will be made by the Company based on legal, tax and other considerations and the advice of the Company’s accounting, legal and other advisors;

(iv)  evaluate, manage, negotiate and providing assistance to the Company Board of Directors in the disposition of all or any part of the property or assets of the High Times Group, including dispositions of all or any part of the Company’s direct or indirect Subsidiaries; provided, that the Consultant shall not advise the Company as to whether or not such dispositions shall be structured as asset sales or the sales of securities or otherwise and all such determinations will be made by the Company based on legal, tax and other considerations and the advice of the Company’s accounting, legal and other advisors;

(iv) evaluating and assisting in negotiations with various financing sources for the High Times Group, including bankers and others providing debt and/or equity financings for the High Times Group;

Ex B-5

(v)  recommendations to the Company’s Board of Directors as to (x) the entry into credit facilities or other credit arrangements, structured financings or other capital market transactions to the extent consistent with this Agreement, (y) changes or other modifications in the capital structure of the Company, including repurchases; and

(vi)  subject to the other provisions of this Agreement, perform any other services for and on behalf of the Company as requested by the Board of Directors to the extent that such services are consistent with those that are customarily performed by consultants to or executive officers of a publicly listed or quoted Person.

(c)  In connection with the performance of its obligations under this Agreement, the Consultant shall report initially to the Chief Executive Officer of the Company and if Services are authorized by the Chief Executive Officer to be performed by the Consultant, thereafter the Consultant shall report to the Board of Directors. Prior to entering into any commitment or agreement on behalf of the Company or any other member of the High Times Group, the Consultant shall be required to obtain authorization and approval of the Company’s Chief Executive Officer and the Board of Directors in accordance with the Company’s internal policies regarding action requiring Board of Directors approval, as otherwise required by any such Board of Directors (or any applicable committee thereof) or the Company’s officers or as otherwise required by applicable law.

(d)  In connection with the performance of the Services under this Agreement, the Consultant shall have all necessary power and authority as delegated to it by the Chief Executive Officer and Board of Directors, to perform, or cause to be performed, such Services on behalf of the Company.

(e)  In connection with the performance of its obligations under this Agreement, the Consultant is not permitted to, and nothing in this Agreement shall require the Consultant to, engage in any activities that would cause it to become an “investment adviser” as defined in Section 202(a)(11) of the Investment Advisers Act, or any successor provision thereto. It is expressly acknowledged and agreed by the Company that the Consultant shall not advise the Company as to the value of securities or as to the advisability of investing in, purchasing, or selling securities.

(f)  While the Consultant is providing the Services under this Agreement, the Consultant shall also be permitted to provide services, including services similar to the Services covered hereby, to other Persons, including Affiliates of the Consultant. This Agreement and the Consultant’s obligation to provide the Services under this Agreement shall not create an exclusive relationship between the Consultant and its Affiliates, on the one hand, and the Company and its Subsidiaries, on the other.

Section 3.2 Obligations of the Company

(a) The Company shall do all things reasonably necessary on its part as requested by the Consultant consistent with the terms of this Agreement to enable the Company to fulfill its obligations under this Agreement.

Ex B-6

(b) The Company shall take reasonable steps to ensure that:

(i)  its officers and employees act in accordance with the terms of this Agreement and the reasonable directions of the Consultant in fulfilling the Consultant’s obligations hereunder and allowing the Consultant to exercise its powers and rights hereunder; and

(ii)  the Company provide to the Consultant all reports (including monthly management reports and all other relevant reports), which the Consultant may reasonably require and on such dates as the Consultant may reasonably require.

(c) Without the prior written consent of the Consultant, the Company shall not amend any provision of the LLC Agreement that adversely affects, either directly or indirectly, the rights of the Consultant hereunder.

(d) The Company agrees that, in connection with the performance by the Consultant of its obligations hereunder, the Consultant may recommend to the Company, and may engage in, transactions with any of the Company; provided, that any such transactions shall be subject to the authorization and approval of the Company’s Board of Directors and its nominating and corporate governance committees. In such connection, the Company acknowledges that Adam E. Levin has been appointed as the Chief Executive Officer and a member of the Board of Directors of the Company and that other Affiliates of the Consultant are or may become employed by or become members of the Board of Directors of the Company. Such Affiliates of the Consultant may receive remuneration or compensation from the High Times Group, whether in cash or in stock incentive awards, to the extent that such remuneration or compensation shall be authorized and approved by the disinterested members of the Board of Directors of the Company and its nominating and corporate governance committees. Any such approved remuneration or compensation shall not reduce or otherwise limit the Consultant’s right to receive the Consulting Fee hereunder.

(e) The Company shall maintain a Board of Directors consisting of a majority of Independent Directors.

(f) Simultaneous with the execution and delivery of this Agreement, the Company shall cause each of HTH, THC to execute and deliver to the Consultant the Guaranty.

(g) The Company shall take any and all actions necessary to ensure that it does not become an “investment company” as defined in Section 3(a)(l) of the Investment Company Act, or any successor provision thereto.

Section 3.3 Change of Services

(a)  The Company and the Consultant shall have the right at any time during the term of this Agreement to change the Services provided by the Consultant and such changes shall in no way otherwise affect the rights or obligations of any Party hereunder.

(b)  Any change in the Services shall be authorized in writing and evidenced by an amendment to this Agreement, as provided in Section 12.9 hereof. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Services.

Ex B-7

ARTICLE IV

POWERS OF THE CONSULTANT

Section 4.1 Powers of the Consultant

(a)  The Consultant shall have no power to enter into any contract for or on behalf of the Company or otherwise subject it to any obligation, such power to be the sole right and obligation of the Company, acting through its Board of Directors and/or the Company Officers.

(b)  Subject to Section 4.2 and for purposes other than to delegate its duties and powers to perform the Services hereunder, the Consultant shall have the power to engage any agents (including real estate agents and managing agents), valuers, contractors and advisors (including accounting, financial, tax and legal advisors) that it deems necessary or desirable in connection with the performance of its obligations hereunder, which costs therefor shall be subject to reimbursement in accordance with Section 7.3 hereto.

Section 4.2 Delegation

The Consultant may delegate or appoint:

(a)  Any of its Affiliates as its agent, at its own cost and expense, to perform any or all of the Services hereunder; or

(b)  with the prior written consent of the Chief Executive Officer or the Board of Directors, any other Person, whether or not an Affiliate of the Consultant, as its agent, at its own cost and expense, to perform those Services hereunder which, in the sole discretion of the Consultant, are not critical to the ability of the Consultant to satisfy its obligations hereunder; provided, however, that, in each case, the Consultant shall not be relieved of any of its obligations or duties owed to the Company hereunder as a result of such delegation. The Consultant shall be permitted to share Company information with its appointed agents subject to appropriate and reasonable confidentiality arrangements. For the avoidance of doubt, any reference to Consultant herein shall include its delegates or appointees pursuant to this Section 4.2.

Section 4.3 Consultant’s Obligations, Duties and Powers Exclusive

The Company agrees that during the term of this Agreement, the obligations, duties and powers imposed on and granted to the Consultant under Article III and this Article IV are to be performed or held exclusively by the Consultant or its Affiliates and delegates and the Company shall not, through the exercise of the powers of their employees, Boards of Directors or their shareholders, as the case may be, perform any of the Services except in circumstances where it is necessary to (a) enable the Board of Directors to manage the businesses of the High Times Group, or (b) comply with the fiduciary obligations to the High Times Group imposed upon such Persons, or (c) comply with applicable law.

Ex B-8

ARTICLE V

INSPECTION OF RECORDS

Section 5.1 Books and Records of the Company

At all reasonable times and on reasonable notice, the Consultant and any Person authorized by the Consultant shall have access to, and the right to inspect, for any reasonable purpose, during the term of this Agreement and for a period of three (3) years after termination hereof, the books, records and data stored in computers and all documentation of the Company pertaining to all Services performed by the Consultant or the Consulting Fee to be paid by the Company to the Consultant, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.1.

Section 5.2 Books and Records of the Consultant

At all reasonable times and on reasonable notice, any Person authorized by the Company shall have access to, and the right to inspect the books, records and data stored in computers and all documentation of the Consultant pertaining to all Services performed by the Consultant or the Consulting Fee to be paid by the Company to the Consultant, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.2.

ARTICLE VI

AUTHORITY OF THE COMPANY

AND THE CONSULTANT

Each Party represents to the others that it is duly authorized with full power and authority to execute, deliver and perform its obligations and duties under this Agreement. The Company represents that the engagement of the Consultant has been duly authorized by the Board of Directors of the Company and is in accordance with all governing documents of the Company.

ARTICLE VII

CONSULTING FEE; EXPENSES

Section 7.1 Monthly Consulting Fee

During the Term of this Agreement and in consideration for the Consultant performing the Services, the High Times Group agrees to compensate the Consultant for such Services rendered hereunder by the payment in cash to the Consultant of a consulting fee, payable in advance on the first day of the month commencing immediately following the Commencement Date (the “Monthly Consulting Fee”) which shall be equal to Thirty Five Thousand ($35,000) Dollars per month. Notwithstanding the foregoing, at the option of the Consultant (by written notice given to the Company on or before January 1st of any one or more calendar year commencing in 2018 (each, an “Anniversary Year”) all or any portion of the Monthly Consulting Fee may be deferred and paid, in the form of shares of Company common stock (the “Share Purchase Option”). Such Share Purchase Option shall entitle the Consultant or its Affiliates to purchase additional shares of Company common stock at a per share purchase price equal to 100% of the closing price of High Times common stock, as traded on a Qualified Stock Exchange as at December 31 of the Anniversary Year in question.

Ex B-9

Section 7.2 Expenses.

The Company shall, upon request from time to time, promptly reimburse the Consultant for its reasonable travel and other out-of-pocket expenses, all of which shall be required to be preapproved per electronic mail transmission or in writing by the Board of Directors incurred in connection with the Consultant’s execution of the Services. Such preapproved expenses will be reimbursed no less than five (5) business days after the High Times Group's receipt of an invoice(s) detailing such preapproved expenses incurred by the Consultant. Any such reimbursement shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Consultant from time to time.

Section 7.3 Taxes.

Consultant shall be responsible for paying any and all income taxes imposed upon any remuneration it receives under this Agreement. If, as a result of Consultant’s failure or refusal to pay any tax, any taxing authority seeks to recover any taxes, penalties, interest, fees, or costs (“Losses”) from the Company, Consultant shall defend and indemnify the Company for any such Losses.

ARTICLE VIII

TERMINATION; RESIGNATION AND REMOVAL OF THE MANAGER

Section 8.1 Resignation by the Consultant

The Consultant may resign and terminate this Agreement at any time with 90 days’ prior written notice to the Company, which right shall not be contingent upon the finding of a replacement manager. However, if the Consultant resigns, until the date on which the resignation becomes effective, the Consultant shall, upon request of the Company’s Board of Directors, use reasonable efforts to assist the Company’s Board of Directors to find a replacement manager at no cost and expense to the Company.

Section 8.2 Removal of the Consultant

The Company’s Board of Directors may terminate this Agreement and the Consultant’s appointment if, at any time;

(a)  the Consultant materially breaches the terms of this Agreement and such breach continues unremedied for sixty (60) days after the Consultant receives written notice from the Company setting forth the terms of such breach, or (ii) the Consultant (x) acts with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement or (y) engages in fraudulent or dishonest acts in connection with the business and operations of the Company; or

(b)  the holders of at a majority of the then-outstanding shares of capital stock of the Company entitled to vote shall vote to terminate this Agreement; or

(c)  there is a finding by the Securities and Exchange Commission or a court of competent jurisdiction, that the Consultant has engaged in securities fraud or another material violation of Federal or State securities laws; or

Ex B-10

(d)  Consultant engages in: (x) fraudulent or dishonest acts in connection with the business or operations of the Company or (y) gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement.

Section 8.3 Termination

This Agreement shall terminate upon the resignation or removal of the Consultant in accordance with Sections 8.1 or 8.2 hereof.

Section 8.4 Termination Fee

(a)  Notwithstanding anything in this Agreement to the contrary, the fees, costs and expenses payable to the Consultant pursuant to Article VIII hereof shall be payable to the Consultant upon, and with respect to, the termination of this Agreement pursuant to this Article VIII. All payments made pursuant to this Section 8.4(a) shall be made in accordance with Article VII hereof.

(b)  Upon termination of this Agreement pursuant to the events set forth in Section 8.2(b) hereof, the Company shall pay the Termination Fee to the Consultant. The Termination Fee shall be payable in eight (8) equal monthly installments, with the first such installment being paid on or within five (5) Business Days of the last day of the month in which the Termination Fee Date occurs and each subsequent installment being paid on or within five (5) Business Days of the last day of each subsequent month, until such time as the Termination Fee is paid in full to the Consultant. Any payments made pursuant to this Section 8.4(b) shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Consultant from time to time.

(c)  no Termination Fee shall be due or payable by the Company to the Consultant upon termination of this Agreement pursuant to any of the events set forth in Section 8.2(a), (c) or (d) hereof, inclusive.

ARTICLE IX

MUTUAL INDEMNITY

Section 9.1 Indemnity

(a) The Company shall indemnify reimburse, defend and hold harmless the Consultant and its Affiliates, successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives (collectively the “Consultant Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever (collectively “Losses”) that are incurred by such Consultant Indemnified Parties in connection with, relating to or arising out of (i) the breach of any term or condition of this Agreement, or (ii) the performance of any Services hereunder; provided, however, that the Company shall not be obligated to indemnify, reimburse, defend or hold harmless any Consultant Indemnified Party for any Losses incurred, by such Indemnified Party in connection with, relating to or arising out of any event contemplated by Section 8.2(a), (c) or (d) of this Agreement.

Ex B-11

(b)  The Consultant shall indemnify reimburse, defend and hold harmless the Company and its Affiliates, successors and permitted assigns, together with their respective employees, officers, members, managers, directors, agents and representatives (collectively the “Company Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever (collectively “Losses”) that are incurred by such Indemnified Parties in connection with, relating to or arising out of (i) the material breach of any term or condition of this Agreement, or (ii) the performance of any Services hereunder; provided, however, that the Consultant shall not be obligated to indemnify, reimburse, defend or hold harmless any Company Indemnified Party for any Losses incurred, by such Company Indemnified Party, unless Consultant shall be liable pursuant to Section 10.1 of this Agreement and the provisions of any one or more of Section 8.2(a), (c) or (d) shall be applicable.

(c)  Each of the Company or the Consultant, as applicable (the “Indemnifying Party”), and will promptly reimburse the other party or its Affiliates (the “Indemnified Parties”) for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened Claim related to or arising in any manner out of any Matter contemplated by the engagement of the Consultant hereunder, or any action or proceeding arising there from (collectively, “Proceedings”), whether or not such Indemnified Party is a formal party to any such Proceeding. Such right and entitlement to indemnification hereunder shall include the right of any Indemnified Party to select, consult with, retain and be represented, at the expense of Company, by such legal counsel as the Indemnified Party, in its sole and absolute discretion, may determine. The Indemnifying Party further agrees that it will not, without the prior written consent of the Indemnified Party settle compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party hereunder from all liability arising out of such proceeding.

(d)  In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Indemnifying Party in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, Indemnifying Party shall contribute to the aggregate losses, Losses, damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable. Notwithstanding the foregoing, the Consultant shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by the Consultant pursuant to this Agreement.

(e)  The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this Consulting Services Agreement with Oreva and (iv) whether or not Oreva shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

Ex B-12

(f)  The rights of any Indemnified Party referred to above shall be in addition to any rights that such Indemnified Party shall otherwise have at law or in equity.

(g)  Without the prior written consent of the Indemnifying Party, no Indemnified Party shall settle, compromise or consent to the entry of any judgment in, or otherwise seek to terminate any, claim, action, proceeding or investigation in respect of which indemnification could be sought hereunder unless (a) such Indemnified Party indemnifies the Indemnifying Party from any liabilities arising out of such claim, action, proceeding or investigation, (b) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and Indemnified Party from all liability arising out of such claim, action, proceeding or investigation and (c) the parties involved agree that the terms of such settlement, compromise or consent shall remain confidential.

Section 9.2 Insurance

The Company agrees that it shall maintain adequate insurance in support of its indemnity obligations set forth in this Article IX.

ARTICLE X

LIMITATION OF LIABILITY OF THE CONSULTANT

Section 10.1 Limitation of Liability

The Consultant shall not be liable for, and the Company shall not take, or permit to be taken, any action against the Consultant to hold the Consultant liable for, any error of judgment or mistake of law or for any Loss suffered by the Company or its in connection with the performance of the Consultant’s duties under this Agreement, except for a Loss resulting from the gross negligence, willful misconduct, bad faith or reckless disregard on the part of the Consultant in the performance of its duties and obligations under this Agreement, or its fraudulent or dishonest acts with respect to the Company or any of its Subsidiaries.

Section 10.1 Reliance of Consultant

The Consultant may take and may act and rely upon:

(a)  the opinion or advice of legal counsel, which may be in-house counsel to the Company or the Consultant, any U.S.-based law firm, or other legal counsel reasonably acceptable to the Board of Directors of the Company, in relation to the interpretation of this Agreement or any other document (whether statutory or otherwise) or generally in connection with the Company;

(b)  advice, opinions, statements or information from bankers, accountants, auditors, valuation consultants and other Persons consulted by the Consultant who are in each case believed by the Consultant in good faith to be expert in relation to the matters upon which they are consulted;

Ex B-13

(c)  a document which the Consultant believes in good faith to be the original or a copy of an appointment by the Trust in respect of any Trust Interest or holder of a Trust Certificate in respect of a share of Trust Shares of a Person to act as such Person’s agent for any purpose connected with the Company; and

(d)  any other document provided to the Consultant in connection with the Company upon which it is reasonable for the Consultant to rely.

The Consultant shall not be liable for anything done, suffered or omitted by it in good faith in reliance upon such opinion, advice, statement, information or document.

ARTICLE XI

LEGAL ACTIONS

Section 11.1 Third Party Losses

(a)  The Consultant shall notify the Company promptly of any claim made by any third party in relation to the assets of the Company and shall send to the Company any notice, claim, summons or writ served on the Consultant concerning the Company.

(b)  The Consultant shall not, without the prior written consent of the Board of Directors of the Company, purport to accept or admit any claims or liabilities of which it receives notification pursuant to Section 11.1(a) above on behalf of the Company or make any settlement or compromise with any third party in respect of the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Obligation of Good Faith; No Fiduciary Duties

The Consultant shall perform its duties under this Agreement in good faith and for the benefit of the Company. The relationship of the Consultant to the Company is as an independent contractor and nothing in this Agreement shall be construed to impose on the Consultant an express or implied fiduciary duty.

Section 12.2 Binding Effect

This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 12.3 Compliance

The Consultant shall (and must ensure that each of its officers, agents and employees) comply with any law, including the Federal Securities Laws and the securities laws of any applicable jurisdiction and the Qualified Stock Exchange (or any successors thereto) rules and regulations, in each case, as in effect from time to time, to the extent that it concerns the functions of the Consultant under this Agreement.

Ex B-14

Section 12.4 Effect of Termination

This Agreement shall be effective as of the date first above written and shall continue in full force and effect thereafter until termination hereof in accordance with Article IX. The obligations of the Company set forth in Articles VII, VIII, IX and Sections 10.1, 12.5, 12.9 and 12.17 hereof and the obligations of the other members of the High Times Group set forth in the Guaranty shall survive such termination of this Agreement, subject to applicable law.

Section 12.5 Notices

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

High Times Media Corporation

5520 Wilshire Boulevard

Los Angeles, CA 90036

Attn: Chief Financial Officer

If to the Consultant, to:

Oreva Capital Corp.

PMB 140

422 Carr 693 Ste 1

Dorado, Puerto Rico 00646-4817

Tel: (310) 774-0100

Attn.: Adam E. Levin, President and CEO

or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

Section 12.6 Headings

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Section 12.7 Applicable Law

This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Ex B-15

Section 12.8 Submission to Jurisdiction; Waiver of Jury Trial

Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of California, County of Los Angeles or in the United States District Court for the Southern District of California and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 12.5 hereof; such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 12.8 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.

Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.8.

Ex B-16

Section 12.9 Amendment; Waivers

No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced; provided, that any amendment of Article VII or Section 8.2 hereof shall not be effective as to any Party hereto unless such amendment was authorized and approved by the Company’s compensation committee. Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof.

Section 12.10 Remedies to Prevailing Party

If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 12.11 Severability

Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Consulting Fee described in Article VII hereof are not severable.

Section 12.12 Benefits Only to Parties

Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person.

Section 12.13 Further Assurances

Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement.

Section 12.14 No Strict Construction

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Ex B-17

Section 12.15 Entire Agreement

This Agreement constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement. Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

Section 12.16 Assignment

This Agreement shall not be assignable by either party except by the Consultant to any Person with which the Consultant may merge or consolidate or to which the Consultant transfers substantially all of its assets, and then only in the event that such assignee assumes all of the obligations to the Company and the Subsidiaries of the Company hereunder.

Section 12.17 Confidentiality

(a)  The Consultant shall not, and the Consultant shall cause its Affiliates and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information involving or relating to (x) the Company, including any information contained in the books and records of the Company and (y) the Company’s Subsidiaries, including any information contained in the books and records of any such Subsidiaries; provided, however, that disclosure and use of any information shall be permitted (i) with the prior written consent of the Company, (ii) as, and to the extent, expressly permitted by this Agreement, any Offsetting Consulting Services Agreement, any Transaction Services Agreement or any other agreement between the Consultant and the Company or any of the Company’s Subsidiaries (but only to the extent that such information relates to such Subsidiaries), (iii) as, and solely to the extent, necessary or required for the performance by the Consultant, any of its Affiliates or its delegates of any of their respective obligations under this Agreement, (iv) as, and to the extent, necessary or required in the operation of the Company’s business or operations in the Ordinary Course of Business, (v) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 12.17 by the Consultant or any of its Affiliates), (vi) as, and to the extent, necessary or required by any governmental order, applicable law or any governmental authority, subject to Section 12.17(d), and (vii) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement, any Offsetting Consulting Services Agreement, any Transaction Services Agreement or any other agreement between the Consultant and the Company or any of the Company’s Subsidiaries.

(b)  The Consultant shall produce and implement policies and procedures that are reasonably designed to ensure compliance by the Consultant’s directors, officers, employees, agents and representatives with the requirements of this Section 12.17.

(c)  For the avoidance of doubt, confidential information includes business plans, financial information, operational information, strategic information, legal strategies or legal analysis, formulas, production processes, lists, names, research, marketing, sales information and any other information similar to any of the foregoing or serving a purpose similar to any of the foregoing with respect to the business or operations of the Company or any of its Subsidiaries. However, the Parties are not required to mark or otherwise designate information as “confidential or proprietary information,” “confidential” or “proprietary” in order to receive the benefits of this Section 12.17.

Ex B-18

(d)  In the event that the Consultant is required by governmental order, applicable law or any governmental authority to disclose any confidential information of the Company or any of its Subsidiaries that is subject to the restrictions of this Section 12.17, the Consultant shall (i) notify the Company or any of its Subsidiaries in writing as soon as possible, unless it is otherwise affirmatively prohibited by such governmental order, applicable law or such governmental authority from notifying the Company or any such Subsidiaries, as the case may be, (ii) cooperate with the Company or any such Subsidiaries to preserve the confidentiality of such confidential information consistent with the requirements of such governmental order, applicable law or such governmental authority and (iii) use its reasonable best efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such governmental order, applicable law or such governmental authority, in each case, at the cost and expense of the Company.

(e)  Nothing in this Section 12.17 shall prohibit the Consultant from keeping or maintaining any copies of any records, documents or other information that may contain information that is otherwise subject to the requirements of this Section 12.17, subject to its compliance with this Section 12.17.

(f)  The Consultant shall be responsible for any breach or violation of the requirements of this Section 12.17 by any of its agents or representatives.

Section 12.18 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Facsimile and electronic .pdf signatures shall be considered originals for purposes of this Agreement.

**********************

Ex B-19

IN WITNESS WHEREOF, the Parties have executed this Consulting Services Agreement as of the date first written above to be effective as of                  2017.

HIGH TIMES MEDIA CORPORATION

By:
Name:
Title:

OREVA CAPITAL CORP.

By:
Name:	Adam E. Levin
Title:	Chief Executive Officer

Exhibit A

GUARANTY

High Times Holding Corp. , a Delaware corporation, and Trans-High Corporation, a New York corporation, on behalf of each of them and their existing and future direct or indirect Subsidiaries, hereby jointly and severally unconditionally and irrevocably guarantees to Oreva Capital Corp. , a Delaware corporation (the “Consultant”) the full, prompt and punctual payment and performance by High Times Media Corporation, a Nevada corporation (the “Company “) of all obligations owed or as may be owed by the Company to the Consultant pursuant to that certain Consulting Services Agreement by and between the Company and the Consultant, dated_________ , 2017 with full rights of subrogation to and in respect of the Consultant’s rights in respect thereof (the “Guaranteed Obligations”).

This guarantee shall continue in full force and effect with respect to all Guaranteed Obligations until all such Guaranteed Obligations are paid and performed in full.

Dated: ___________________________	HIGHTIMES HOLDING CORP.

By:
Name:
Title:

TRANS-HIGH CORPORATION

By:
Name:
Title:

HIGH TIMES PRODUCTIONS, INC.

By:
Name:
Title:

CANNABIS BUSINESS DIGITAL, LLC

By:
Name:
Title:

Final Form

EXHIBIT C

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of [●], 2017, by [●] (“Owner”), in favor of and for the benefit of Origo Acquisition Corporation, a Cayman Islands company (including any successor entity thereto, “OAC”), and each of OAC’s present and future Affiliates, successors and direct and indirect Subsidiaries, including after the Merger (as defined below), the Company (as defined below) and its Subsidiaries (collectively, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, OAC, Hightimes Holding Corp., a Delaware corporation (the “Company”), HTHC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of OAC (“Merger Sub”), and Jose Aldeanueva, solely in the capacity thereunder as the OAC Representative (including any successor OAC Representative appointed pursuant to and in accordance with the Merger Agreement, the “OAC Representative”), are parties to that certain Merger Agreement, dated as of July 24, 2017 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of the Company and Company Common Stock Equivalent Securities as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive, or otherwise convert into, the Merger Consideration or other consideration (including OAC Assumed Options) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, Owner is an equity holder of the Company;

WHEREAS, the Company, indirectly through its Subsidiaries, is engaged in the business of (i) paper and electronic publications relating to cannabis and recreational drug use, (ii) the production of trade shows, festivals and events relating to the cannabis and recreational drug use industry, including the “High Times Cannabis Cup”, and (iii) licensing and branding the “High Times” name and similar names (the “Business”);

WHEREAS, in connection with, and as a condition to consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), and to enable OAC to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, OAC has required that Owner enter into this Agreement;

WHEREAS, Owner is entering into this Agreement in order to induce OAC to consummate the Transactions, pursuant to which Owner will directly or indirectly receive a material benefit;

WHEREAS, Owner, as an equity holder and/or officer and/or employee of the Company and/or its Subsidiaries, has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries; and

Ex C-1

NOW, THEREFORE, in order to induce OAC to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. Owner hereby agrees that during the period from the Closing until the third (3rd) anniversary of the Closing (the “Restricted Period”), Owner will not, and will cause its Affiliates not to, without the prior written consent of OAC (which may be withheld in its sole discretion), anywhere within the United States or any other markets in which the Company or its Subsidiaries operates the Business as of the Closing Date (the “Territory”), directly or indirectly engage in the Business as conducted by the Company and its Subsidiaries as of the Closing (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, Owner and its Affiliates may:

(i)  directly or indirectly engage in any business, or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity, that consists of the cultivation and dispensing of cannabis or the production, purchase, sale or distribution of products or services (other than those specifically included in the definition of the Business) offered or sold to any person or entity engaged in the cultivation, dispensing or use of cannabis; or

(ii)  own passive portfolio company investments of not more than four and 99/100 percent (4.99%) beneficial ownership of any class of outstanding capital stock of a Competitor that is publicly traded on a national stock exchange, so long as Owner and its Affiliates are not involved in the management or control of such Competitor.

(b) Acknowledgment. Owner acknowledges and agrees, based upon the advice of legal counsel and/or Owner’s own education, experience and training, that (i) Owner possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) because of Owner’s education, experience and capabilities, the provisions of this Agreement will not prevent Owner from earning a livelihood, (iii) Owner’s execution of this Agreement is a material inducement to OAC to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which Owner will receive a substantial direct or indirect financial benefit, and that OAC would not have consummated the Transactions but for Owner’s agreements set forth in this Agreement; (iv) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and cause serious and irreparable injury to the Covered Parties if Owner were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (v) Owner has no intention of engaging in the Business in the Territory during the Restricted Period (other than on behalf of the Covered Parties), (vi) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon Owner to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vii) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory where legally permitted under applicable state laws and compete with other businesses that are or could be located in any part of the Territory where legally permitted under applicable state laws, (viii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (ix) the consideration provided to Owner under this Agreement and the Merger Agreement is not illusory, and (x) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

Ex C-2

2. No Solicitation; No Disparagement.

(a)  No Solicitation of Employees and Consultants. Owner agrees that, during the Restricted Period, Owner will not, without the prior written consent of OAC (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of Owner’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, Owner will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from Owner (or other Person whom Owner is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of Owner (or such other Person whom Owner is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” means any Person who is or was an employee, consultant or independent contractor of a Covered Party as of the date of the relevant act prohibited by this Section 2(a) or during the one (1) year period preceding such date.

(b)  Non-Solicitation of Customers and Suppliers. Owner agrees that, during the Restricted Period, Owner will not, without the prior written consent of OAC (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of Owner’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client, customer or advertiser of any Covered Party or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party. For purposes of this Agreement, a “Covered Customer” means any Person who is or was an actual customer, client or advertiser (or prospective customer, client or advertiser with whom a Covered Party actively marketed or made or took specific action to make a proposal) of a Covered Party, as of the date of the relevant act prohibited by this Section 2(b) or during the one (1) year period preceding such date.

(c)  Non-Disparagement. Owner agrees that, from and after the Closing, Owner will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict Owner from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by Owner against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by Owner in good faith.

Ex C-3

3.  Confidentiality. From and after the Closing, Owner will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of Owner’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of OAC (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, leasing, financing, strategic planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers, advertisers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers, advertisers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by third parties to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where Owner can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation, with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other nondisclosure obligation of Owner or any of its Representatives; (iii) is already in the possession of Owner at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by Owner’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) such Owner cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, Owner and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4.  Notification to Subsequent Employer. Owner agrees that, during the Restricted Period, any Covered Party may notify any Person employing or otherwise retaining the services of Owner or evidencing an intention of employing or retaining the services of Owner the existence and provisions of this Agreement.

5.  Representations and Warranties. Owner hereby represents and warrants, to and for the benefit of the Covered Parties, as of the date of this Agreement and as of the Closing, that: (a) Owner Party has full power and capacity to execute and deliver, and to perform all of Owner’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of Owner’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which Owner is a party or otherwise bound. By entering into this Agreement, Owner certifies and acknowledges that Owner has carefully read all of the provisions of this Agreement, and that Owner voluntarily and knowingly enters into this Agreement.

6.  Remedies. The covenants and undertakings of Owner contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Owner agrees that, in the event of any breach or threatened breach by Owner of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which Owner expressly waives. Owner hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. Owner hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with Owner) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

Ex C-4

7.  Survival of Obligations. The expiration of the Restricted Period will not relieve Owner of any obligation or liability arising from any breach by Owner of this Agreement during the Restricted Period. Owner further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which Owner is in violation of any provision of such Sections.

8.  Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to OAC or any other Covered Party at or prior to the Closing, to: Origo Acquisition Corporation 708 Third Avenue	with a copy (that will not constitute notice) to: Ellenoff Grossman & Schole, LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

New York, NY 10017	Attn:	Douglas Ellenoff, Esq.
Attention: Jose M. Aldeanueva, CFO		Stuart Neuhauser, Esq.
Tel: (212) 634-4512	Fax:	(212) 370-7889
Email: jaldea@aol.com	Tel:	(212) 370-1300
Email: ellenoff@egsllp.com sneuhauser@egsllp.com

If to OAC or any other Covered Party after the Closing, to the OAC Representative at:	with a copy (that will not constitute notice) to:
Ellenoff Grossman & Schole, LLP
Jose M. Aldeanueva	1345 Avenue of the Americas, 11th Floor
[_____________]	New York, NY 10105

[_____________]	Attn:	Douglas Ellenoff, Esq.
Tel: [___________]		Stuart Neuhauser, Esq.
Email: jaldea@aol.com	Fax:	(212) 370-7889
	Tel:	(212) 370-1300
	Email:	ellenoff@egsllp.com sneuhauser@egsllp.com

If to Owner, to: the address below Owner’s name on the signature page to this Agreement.

Ex C-5

(b)  Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents to which Owner is a party or bound contain the entire agreement between Owner and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of Owner, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between Owner and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of Owner or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between Owner and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between Owner and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to Owner.

(c)  Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Owner and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Owner will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)  Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by Owner, OAC and the OAC Representative. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the OAC Representative), and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

Ex C-6

(e)  Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Specified Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any Action arising out of or relating to this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 8(a). Nothing in this Section 8(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(f)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(f). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8(f) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g)  Legal Fees. In the event of any Action between a Covered Party and Owner arising out of, related to, or in connection with this Agreement, the non-prevailing party in such Action will pay its own expenses and the reasonable expenses, including reasonable attorneys’ fees and costs, incurred by the other party.

(h)  Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon Owner and Owner’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of Owner. Owner agrees that the obligations of Owner under this Agreement are personal and will not be assigned by Owner. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i)  Authorization on Behalf of the Covered Parties. The parties acknowledge and agree that the OAC Representative is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that Owner serves as a director, officer, employee or other authorized agent of a Covered Party, Owner shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

Ex C-7

(j)  Construction. Owner acknowledges that Owner has been represented by counsel, or had the opportunity to be represented by counsel of Owner’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; and (v) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k)  Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l)  Effectiveness. This Agreement shall be binding upon Owner upon Owner’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

{[remainder of page intentionally left blank; signature page follows}

Ex C-8

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Owner:

____________________________________
Print Name:

Address for Notice:

Address: _____________________________
____________________________________
Facsimile No.:__________________________
____________________________________
Telephone No.:_________________________
Email:________________________________

Acknowledged and accepted as of the date first written above:

OAC:

ORIGO ACQUISITION CORPORATION

By:
Name:	Jose Aldeanueva
Title:	Chief Financial Officer

The OAC Representative:

Jose Aldeanueva, solely in his capacity as the OAC Representative

Final Form

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of [●], 2017 by and among (i) Origo Acquisition Corporation, a Cayman Islands company which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below), as “High Times Media Corporation”, a Nevada corporation (including any successor entity thereto, the “Company”), (ii) Jose Aldeanueva, solely in his capacity under the Merger Agreement as the OAC Representative (including any successor OAC Representative appointed pursuant to and in accordance with the Merger Agreement, the “OAC Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, the Company, Hightimes Holding Corp., a Delaware corporation (“HTH”), HTHC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and the OAC Representative, are parties to that certain Merger Agreement, dated as of July 24, 2017 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into HTH, with HTH continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of HTH and Company Common Stock Equivalent Securities as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive, or otherwise convert into, the Merger Consideration or other consideration (including OAC Assumed Options) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, Holder is a holder of the capital stock of HTH and/or Company Common Stock Equivalent Securities in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the Company, the OAC Representative and Holder desire to enter into this Agreement, pursuant to which the OAC Shares to be issued to Holder as Merger Consideration or upon exercise of OAC Assumed Options (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

Ex D-1

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period commencing from the Closing and (i),  with respect to fifty percent (50%) of each type of the Restricted Securities, ending on the earlier of (A) the one (1) year anniversary of the date of the Closing, and (B) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property (a “Subsequent Transaction”), and (ii),  with respect to the remaining fifty percent (50%) of the Restricted Securities, ending on the earliest of (A) the one (1) year anniversary of the date of the Closing, (B) the date after the Closing on which the Company consummates a Subsequent Transaction and (C) the date on which the closing sale price of the OAC Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing (the “Lock-Up Period”): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (x), (y) or (z), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company and the OAC Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder or (5) to any affiliate of Holder or to any investment fund or other entity controlled by Holder. Holder further agrees to execute such agreements as may be reasonably requested by the Company or the OAC Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b)  If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c)  During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2017, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d)  For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Restricted Securities.

Ex D-2

2. Miscellaneous.

(a)  Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)  Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. If the OAC Representative is replaced in accordance with the terms of the Merger Agreement, the replacement OAC Representative shall automatically become a party to this Agreement as if it were the original OAC Representative hereunder.

(c)  Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)  Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

Ex D-3

(f)  Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)  Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company after the Closing, to: High Times Media Corporation 5520 Wilshire Boulevard Los Angeles, CA 90036 Attn: Adam E. Levin, CEO Tel: 310-774-0100 Email: adam@orevacap.com

With copies to (which shall not constitute notice):

the OAC Representative (and its copy for notices hereunder)

and

CKR Law, LLP

12100 Wilshire Boulevard, Suite 480

Los Angeles, California 90025

Attn:   Stephen A. Weiss, Esq.

Tel:      (310) 312-1860

Email:   sweiss@ckrlaw.com

If to the OAC Representative, to: Jose M. Aldeanueva [_____________] [_____________] Tel: [___________] Email: jaldea@aol.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole, LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn:     Douglas Ellenoff, Esq.

              Stuart Neuhauser, Esq.

Fax:       (212) 370-7889

Tel:       (212) 370-1300

Email:   ellenoff@egsllp.com              sneuhauser@egsllp.com

Ex D-4

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h)  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the OAC Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)  Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)  Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company (and the OAC Representative on behalf of the Company) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company and the OAC Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)  Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company and the OAC Representative or any of the obligations of Holder under any other agreement between Holder and the Company or the OAC Representative or any certificate or instrument executed by Holder in favor of the Company or the OAC Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or the OAC Representative or any of the obligations of Holder under this Agreement.

(l)  Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Ex D-5

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Company:

Origo Acquisition Corp.

By:
Name:
Title:

The OAC Representative:

Jose Aldeanueva, in his capacity under the Merger Agreement as the OAC Representative

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [___________________________]

By:
Name:
Title:

Number and Type of Shares of HTH Capital Stock and/or Company Common Stock Equivalent Securities:

HTH Capital Stock:_______________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

Company Common Stock Equivalent Securities:__________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

Address for Notice:

Address:___________________________________

__________________________________________

__________________________________________

Facsimile No.:_______________________________

Telephone No.:______________________________

Email: _____________________________________

{Signature Page to Lock-Up Agreement}